EXHIBIT 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), dated as of December 15, 2005, between VON KARMAN FUNDING TRUST, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Collateral Agent entered into that certain Security Agreement, dated as of September 5, 2003 (the “Original Security Agreement”), in order to secure repayment of certain indebtedness and liabilities of the Issuer;

WHEREAS, the Issuer and the Collateral Agent desire to amend and restate the Original Security Agreement in its entirety;

WHEREAS, the Issuer and the Collateral Agent each agree, on the terms set forth herein, that upon the effectiveness of this Security Agreement, the Original Security Agreement shall terminate and be of no force and effect and that neither party shall have a claim (for money or otherwise) based on, arising out of or relating to any provision of the Original Security Agreement;

WHEREAS, pursuant to Section 10.01 of the Original Security Agreement, the Issuer, the Swap Counterparty and the Collateral Agent each hereby consent to the amendment and restatement of the Original Security Agreement and Rating Agency Confirmation has been received by the Issuer; and

WHEREAS, the Issuer is entering into this Security Agreement with the Collateral Agent for the purpose of, among other things, providing for the issuance of Secured Liquidity Notes and securing and providing for the repayment of all amounts at any time and from time to time owing by the Issuer to the Collateral Agent, the Indenture Trustee, any Swap Counterparty, the holders of the Secured Liquidity Notes (including the Depositary as provided in Section 2(b)(ii) of the Depositary Agreement), the holders of the Extended Notes and the holders of the Subordinated Notes (such Persons, collectively, the “Secured Parties” and each, a “Secured Party”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Issuer and the Collateral Agent as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”). All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

OBLIGATIONS SECURED

Section 2.01 Obligations Secured Hereby. (a) This Security Agreement is made to provide for and secure repayment and performance of the indebtedness, obligations and liabilities of the Issuer whether now existing or hereinafter incurred (such indebtedness and liabilities being herein called the “Obligations”) specified in paragraph (b).

(b) Following an Event of Default, all payments or proceeds with respect to the Assigned Collateral and any amounts on deposit in the Collateral Account shall be applied by the Collateral Agent in the following order:

First, the repayment of amounts advanced, incurred or expended (including fees and expenses of agents and counsel) by (a) the Collateral Agent, the Indenture Trustee, or the Custodian, up to an aggregate amount of $25,000, and (b) the Owner Trustee, up to a maximum of $5,000;

Second, the payment, in accordance with the allocation set forth in Section 2.02 below, of all amounts due and owing to each Swap Counterparty under the Interest Rate Swaps (other than (x) the Party B Third Floating Amount as defined therein, and (y) termination payments in connection with the early termination of each such Interest Rate Swap as provided for in Part 5(b) of the Schedule to each such Interest Rate Swap);

Third, pro rata, (x) to the Depositary for repayment of any unreimbursed advances and (y) to the payment of all indebtedness (including principal and all interest thereon), whether absolute, fixed or contingent, at any time and from time to time due and owing by the Issuer to the holders from time to time of the outstanding Secured Liquidity Notes and Extended Notes;

Fourth, the payment of all Reimbursable Expenses, provided, that, no Reimbursable Expenses shall be paid with funds withdrawn from the Reserve Fund;

Fifth, the payment (pro rata, in accordance with the allocations set forth in Section 2.03 hereof, to each Series of Subordinated Notes) of all amounts due and owing (including all principal and interest) under all outstanding Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated and interest thereon;

Sixth, the payment, in accordance with the allocation set forth in Section 2.02 below, of all amounts due and owing to each Swap Counterparty under the Interest Rate Swaps (other than the Party B Third Floating Amount as defined therein), in connection with the early termination of each such Interest Rate Swap, as provided for in Part 5(b) of the Schedule to each such Interest Rate Swap;

Seventh, the payment of all Reimbursable Expenses and all unpaid Allocated Expenses without giving effect to any Maximum Indemnity Amount or the Budget Expense Limit;

Eighth, the payment of any unreimbursed Monthly Advances and Servicing Advances with respect to any Mortgage Loan which has been sold, up to a maximum amount of the sale proceeds, and to the payment of any unreimbursed Monthly Interest Advances;

Ninth, the payment, in accordance with the allocation set forth in Section 2.02 below and to the extent a Swap Default shall have occurred, of an amount equal to the lesser of (x) the sum of (A) all amounts constituting interest collections on the Mortgage Loans available for distribution pursuant to this Section 2.01(b) prior to giving effect to any distributions hereunder (but reduced by any amount, payable under clause Second hereof) plus (B) all amounts remaining from amounts previously on deposit in the Reserve Fund, and (y) all amounts available for distribution pursuant to this clause Ninth, and

Tenth, any amounts remaining shall be paid to the Issuer.

Section 2.02 Allocations among Swap Counterparties. Amounts payable under Second, Sixth and Ninth of Section 2.01(b) and amounts payable under Section 6.03(a)(i), Section 6.03(b)(i) and Section 6.03(b)(xii) shall be allocated to each Swap Counterparty in accordance with such Swap Counterparty’s Sharing Percentage.

The Issuer shall cause the Servicer to provide the Collateral Agent in writing with determinations of amounts due and payable, and such other information as the Collateral Agent may require in order to make the allocations specified in this Section 2.02.

Section 2.03 Allocations among the Subordinated Noteholders. Amounts payable under Fifth of Section 2.01(a) and amounts payable under Sections 6.03(b)(v), 6.03(b)(vi) and 6.03(b)(x) shall be allocated as follows:

(i) first, pro rata, to the holders of the Class A-1 Notes, an amount equal to the lesser of (x) the amount available to make payments under Fifth of Section 2.01(a) and amounts payable under Sections 6.03(b)(v), 6.03(b)(vi) and 6.03(b)(x), as applicable, and (y) the amount necessary to pay the full amount that is to be paid to such Class of Subordinated Notes at such time (including any Carry-Over Interest Shortfall); and

(ii) second, pro rata, to the holders of the Class A-2 Notes, an amount equal to the lesser of (x) the amount available to make payments under Fifth of Section 2.01(a) and amounts payable under Sections 6.03(b)(v), 6.03(b)(vi) and 6.03(b)(x), as applicable, and (y) the amount necessary to pay the full amount that is to be paid to such Class of Subordinated Notes at such time (including any Carry-Over Interest Shortfall), after giving effect to payments under clause (i) above.

The Issuer shall cause the Servicer to provide the Collateral Agent in writing with determinations of amounts due and payable, and such other information as the Collateral Agent may require in order to make the allocations specified in this Section 2.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

COMPANY AGENTS AND DEPOSITARY AGENTS; COVENANTS

Section 3.01 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants, for the benefit of the Collateral Agent and the other Secured Parties, as follows as of the date hereof, and with respect to any of the following representations and warranties which refers to another date, as of such date also in the terms of such representation and warranty:

(a) Existence and Power. The Issuer (a) is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) prior to the initial issuance of any Secured Liquidity Notes hereunder, will be duly qualified to do business as a foreign trust and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all trust powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Security Agreement and the other Program Documents.

(b) Trust and Governmental Authorization. The execution, delivery and performance by the Issuer of this Security Agreement and the other Program Documents to which it is a party (a) are within the Issuer’s trust powers, (b) have been duly authorized by all necessary trust action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of trust or the Trust Agreement of the Issuer or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Assets or result in the creation or imposition of any Lien on any Asset of the Issuer, except for Liens created by this Security Agreement or the other Program Documents. This Security Agreement and each of the other Program Documents to which the Issuer is a party have been executed and delivered by a duly authorized signatory of the Issuer.

(c) Binding Effect. This Security Agreement and each other Program Document, and each Secured Liquidity Note when executed and delivered in accordance with the Depositary Agreement, is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) that certain remedial or procedural provisions contained in this Security Agreement may be limited or rendered unenforceable by applicable law, but such limitations do not make the remedies and procedures that are afforded to the Collateral Agent inadequate for the practical realization of the substantive benefits purported to be provided by this Security Agreement).

(d) Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Issuer to the Collateral Agent and the Rating Agencies pursuant to Section 3.05(c) have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

(e) Litigation. Other than as disclosed in the most recent 10-K and 10-Q filings with the Securities Exchange Commission by New Century Financial Corporation, there is no action, suit or proceeding pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer or its Assets before any court or arbitrator or any Governmental Authority which (x) is reasonably likely to be adversely determined, and (y), if adversely determined, would be reasonably likely, either in any one instance or in the aggregate, to (i) materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of the Issuer or (ii) in any manner draw into question the validity or enforceability of this Security Agreement or any other Program Document or the ability of the Issuer to perform its obligations hereunder or thereunder.

(f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Benefit Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Benefit Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Benefit Plan, (ii) failed to make any contribution or payment to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Benefit Plan or Benefit Arrangement, which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(g) Tax Filings and Expenses. The Issuer has filed all Federal, state and local tax returns and all other tax returns which, to the knowledge of the Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign trust authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a material adverse effect.

(h) Full Disclosure. All certificates, reports, statements, documents and other information furnished to the Collateral Agent by or on behalf of the Issuer pursuant to any provision of this Security Agreement or any Program Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Security Agreement or any Program Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Collateral Agent true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Collateral Agent shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Collateral Agent to the effect specified herein.

(i) Investment Company Act; Trust Indenture Act; Securities Act. The Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the offer, issuance and sale of the Senior Notes under the circumstances contemplated in this Security Agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

(j) Regulations T, U and X. The proceeds of the Senior Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

(k) No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Security Agreement or for the performance of any of the Issuer’s obligations hereunder or under any other Program Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer prior to the date hereof or as contemplated in Section 3.01(n).

(l) Solvency. Both before and after giving effect to the transactions contemplated by this Security Agreement and the other Program Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Issuer.

(m) Subsidiary. The Issuer has no subsidiaries and owns no capital stock of, or other interest in, any other Person, and during the term of this Security Agreement, the Issuer shall not acquire or otherwise come to have one or more subsidiaries without the prior consent of the Collateral Agent (on behalf of the holders of the Senior Notes).

(n) Security Interests.

(i) All action necessary (including the filing of UCC-1 financing statements for the Collateral Agent’s Lien for the benefit of the Secured Parties) to protect, perfect, and maintain the first-priority status of, the Collateral Agent’s security interest in the Collateral now in existence and hereafter acquired or created hereby has been duly and effectively taken.

(ii) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Collateral Agent on behalf of the Secured Parties in connection with this Security Agreement.

(iii) This Security Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent on behalf of the Secured Parties, which Lien is prior to all other Liens (other than Permitted Liens and as otherwise permitted in this Security Agreement), and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

(iv) The Issuer’s principal place of business and chief executive office shall be at: 18400 Von Karman, Suite 1000, Irvine, CA 92612-1514. Except prior to the date hereof under the name Von Karman Funding LLC, the Issuer does not transact, and has not transacted, business under any other name. The Issuer’s exact legal name is the name set forth for it on the signature page below.

(v) All authorizations in this Security Agreement for the Collateral Agent to endorse checks, instruments and securities and to execute, deliver and file financing statements, continuation statements, security agreements and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

(vi) The representations and warranties contained in Schedule III hereof are incorporated herein by reference as though they were fully stated herein.

(vii) The Issuer is, and at all times has been, a limited liability company or statutory trust organized exclusively under the laws of the State of Delaware, with its principal place of business being in the State of California.

(viii) The Issuer is not bound under Section 9-203(d) of the Uniform Commercial Code by a Security Agreement previously entered into by another person or entity.

(o) Offering Memorandum. No offering memorandum or information circular used by the Issuer in connection with the offer or sale of the Senior Notes contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(p) Non-Existence of Other Agreements. As of the date of the issuance of the first Secured Liquidity Notes, other than as permitted by Section 3.05(w) hereof (i) the Issuer is not a party to any contract or agreement of any kind or nature and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

(q) Eligible Mortgage Loans. Based upon the representation of the Seller in the Mortgage Loan Purchase and Servicing Agreement, each Mortgage Loan purchased by the Issuer is an Eligible Loan.

(r) Other Representations. All representations and warranties of the Issuer made in each Program Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

(s) Special Purpose Entity. The Issuer is a special purpose entity formed exclusively to enter into the Program Documents and the transactions contemplated thereby or incident thereto.

Section 3.02 Additional Representations and Warranties of the Issuer. The Issuer represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) (i) At the date of each deposit of Deposited Funds in the Collateral Account, the Issuer was, is or will then be the lawful owner of, and had, has or will then have good title to, such Deposited Funds free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent; and (ii) the Issuer is and will be the lawful owner of, and has and will have beneficial ownership of, all Collateral, free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent.

(b) The Issuer will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral, for the benefit of the Collateral Agent and the Secured Parties and the income, distributions and proceeds thereof against the claims and demands of all Persons whomsoever.

Section 3.03 Issuer Agents and Depositary Agents. (a) With the delivery of this Security Agreement, the Issuer is furnishing to the Collateral Agent, and from time to time thereafter may furnish to the Collateral Agent, a certificate (hereinafter called an “Issuer Incumbency Certificate”) of an authorized signatory of the Issuer certifying the incumbency and specimen signatures of officers and agents (such officers and agents being hereinafter called the “Issuer Agents”) of the Issuer authorized to act, and to give instructions and notices, on behalf of the Issuer hereunder. Until the Collateral Agent receives a subsequent Issuer Incumbency Certificate, or unless a Trust Officer of the Collateral Agent shall have actual knowledge of the lack of authority of any individual, the Collateral Agent shall be entitled conclusively to rely on the last such Issuer Incumbency Certificate delivered to it for purposes of determining the authorized Issuer Agents.

(b) The Collateral Agent acknowledges that each of the Persons specified in Section 3(e) of the Depositary Agreement shall be deemed to be an authorized “Authenticating Representative” and “Designated Representative” for purposes hereof.

Section 3.04 Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Issuer and the Secured Parties that it has been duly organized and is validly existing and in good standing under the laws of the State of New York and that this Security Agreement has been duly authorized, executed and delivered by it.

Section 3.05 Covenants of the Issuer.

(a) Payment of Senior Notes. The Issuer shall pay the principal of (and premium, if any) and interest on the Senior Notes pursuant to the provisions of this Security Agreement. Principal and interest shall be considered paid on the date due to the extent that the Collateral Agent holds on that date money designated for and sufficient to pay the principal and interest then due.

(b) Maintenance of Office or Agency. The Issuer will maintain an office or agency (which may be an office of the Collateral Agent or Depositary) where Senior Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Senior Notes and this Security Agreement may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Senior Notes, the Senior Notes may be surrendered for payment. The Issuer will give prompt written notice to the Collateral Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Collateral Agent with the address thereof, such presentations and surrenders may be made or served at the offices of the Collateral Agent’s agent, C/O DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10005.

The Issuer may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Collateral Agent of any such designation or rescission and of any change in the location of any such other office or agency.

(c) Information. The Issuer will:

(i) promptly provide the Collateral Agent, each Swap Counterparty and the Rating Agencies with all financial and operational information with respect to the Program Documents or the Issuer as the Collateral Agent may reasonably request; and will promptly provide the Rating Agencies, the Collateral Agent, each Swap Counterparty, the Indenture Trustee (on behalf of the holders of Subordinated Notes), the SLN Placement Agents and the Depositary with all statements delivered under the Interest Rate Swaps, this Security Agreement and the Mortgage Loan Purchase and Servicing Agreement;

(ii) deliver to the Collateral Agent and each Swap Counterparty, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which might constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Benefit Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Benefit Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Benefit Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Benefit Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Administrator setting forth details as to such occurrence and action, if any, which the Issuer or applicable member of the ERISA Group is required or proposes to take;

(iii) provide the Collateral Agent (on behalf of the holders of the Senior Notes), the Indenture Trustee (on behalf of the Subordinated Noteholders), and each Swap Counterparty with access to the books and records of the Issuer, and the books and records of the Servicer, the Custodian, the Depositary and the Collateral Agent relating to the assets of the Issuer, without charge, but only (i) upon the reasonable request of any requesting Swap Counterparty or the Collateral Agent (acting at the direction of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders)) (for which purpose one Business Day shall be deemed reasonable during the occurrence and continuation of an Event of Default), (ii) during normal business hours, (iii) subject to the relevant party’s normal security and confidentiality procedures and (iv) at offices designated by the relevant party;

(iv) provide the Rating Agencies, the Collateral Agent, each Swap Counterparty, the SLN Placement Agents, the Depositary, the Indenture Trustee (on behalf of the holders of the Subordinated Notes) and the Collateral Agent with any information that it may have with respect to an Event of Default hereunder or provide notice to the Collateral Agent of any default or event of default under any other agreement between the Issuer and any of the Seller, the Servicer, the Depositary, each Swap Counterparty or the Collateral Agent as promptly as practicable after the Issuer becomes aware of the occurrence of any Event of Default or other default or event of default;

(v) promptly furnish to the Collateral Agent (on behalf of the holders of the Senior Notes), each Swap Counterparty, the Indenture Trustee (on behalf of the holders of the Subordinated Notes) and the SLN Placement Agents after receipt thereof copies of all written communications received from the Rating Agencies with respect to the Senior Notes;

(vi) promptly upon its knowledge thereof give notice to the Collateral Agent (on behalf of the holders of the Senior Notes), the Indenture Trustee (on behalf of the holders of the Subordinated Notes), each Swap Counterparty and the Rating Agencies of the existence of any litigation against the Issuer;

(vii) give prompt notice to the Collateral Agent (on behalf of the holders of the Senior Notes), each Swap Counterparty, the Rating Agencies, the Indenture Trustee (on behalf of the holders of the Subordinated Notes) and the SLN Placement Agents of any material change to the articles of incorporation or by-laws of the Seller; and

(viii) provide, on or prior to June 30 of each year beginning in 2006, to the Collateral Agent, the SLN Placement Agents and each Swap Counterparty a certificate of the Issuer certifying that the ratings assigned by the Rating Agencies in respect of any outstanding Notes have not been withdrawn or downgraded since the date hereof.

Delivery of such reports, information and documents to the Collateral Agent, the Custodian or the Depositary under this section is for informational purposes only and each recipient’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

(d) Payment of Obligations. The Issuer will pay and discharge in a timely manner in accordance with the terms of the Program Documents, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same, and will comply in all material respects with its obligations in the Program Documents.

(e) Conduct of Business and Maintenance of Existence. The Issuer will maintain its existence as a statutory trust validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign trust licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of the Issuer.

(f) Compliance with Laws. The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of the Issuer or its ability to carry out the transactions contemplated in this Security Agreement and each other Program Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of the Issuer.

(g) Inspection of Property, Books and Records. The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Collateral Agent and its agents and representatives to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its representatives, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

(h) Compliance with Program Documents. The Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Security Agreement and each other Program Document to which it is a party and will not take any action which would permit any party to have the right to refuse to perform any of its respective obligations under any Program Document.

(i) Notice of Defaults.

(i) Promptly upon becoming aware of any Potential Event of Default or Event of Default under this Security Agreement, the Issuer shall give the Collateral Agent, each Swap Counterparty, any SLN Placement Agent, the Depositary, the Indenture Trustee (on behalf of the holders of the Subordinated Notes) and the Rating Agencies notice thereof, together with a certificate of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer.

(ii) Promptly upon becoming aware of any default under any Program Document other than this Security Agreement, the Issuer shall give the Collateral Agent, any SLN Placement Agent, each Swap Counterparty, the Depositary, the Indenture Trustee (on behalf of the holders of the Subordinated Notes) and the Rating Agencies notice thereof.

(j) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Issuer shall give the Collateral Agent, each Swap Counterparty and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Issuer or the ability of the Issuer to perform its obligations under this Security Agreement or under any other Program Document to which it is a party.

(k) Further Requests. The Issuer will promptly furnish to the Depositary, the Collateral Agent, any Swap Counterparty and the Rating Agencies such other information as, and in such form as such Swap Counterparty, the Depositary, the Collateral Agent or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

(l) Further Assurances.

(i) The Issuer shall do such further acts and things, and execute and deliver to the Depositary, the Collateral Agent, any Swap Counterparty and the Secured Parties such additional assignments, agreements, powers and instruments, as the Depositary, the Collateral Agent, such Swap Counterparty or the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) reasonably determine to be necessary to carry into effect the purposes of this Security Agreement or the other Program Documents or to better assure and confirm unto the Depositary, the Collateral Agent or the Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing statement, amendment statement or continuation statement under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Issuer also hereby acknowledges that the Collateral Agent has the right but not the obligation to file any such financing statement, amendment statement or continuation statement without further authorization of the Issuer to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly. Without limiting the generality of the foregoing provisions of this Section 3.05(1), the Issuer shall take all actions that are required to maintain the security interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pledged pursuant to this Security Agreement as a perfected security interest subject to no prior Liens, including, without limitation, filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. The Issuer further agrees that it will not, without Rating Agency Confirmation and the prior written consent of the Collateral Agent and each Swap Counterparty, exercise any right, remedy, power or privilege available to it with respect to any obligor under the Collateral, take any action to compel or secure performance or observance by any obligor of its obligations to the Issuer, or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor, except as otherwise expressly permitted by the Program Documents. Notwithstanding anything herein to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve, or perfect the security interest granted herein, such obligations being solely the obligations of the Issuer.

(ii) The Issuer will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Collateral Agent on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(iii) The Issuer will provide to the Collateral Agent and the Swap Counterparties, no more frequently than on June 30 of each year, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

(m) Certain Documents. The Issuer will not take any action that would permit (i) the Seller or the Servicer to refuse to perform any of their respective obligations under the Program Documents or (ii) the Depositary to refuse to perform its obligations under any Program Documents to which it is a party. The Issuer will not terminate the SLN Placement Agent Agreement or the Depositary Agreement before entering into a secured liquidity note placement agreement or depositary agreement, as the case may be, which is substantially similar to the SLN Placement Agent Agreement or the Depositary Agreement, as the case may be.

(n) Liens. The Issuer will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Permitted Liens, (iii) Liens permitted under the Program Documents and (iv) liabilities for services supplied or furnished to the Issuer (including reasonable accountants’ and attorneys’ fees); provided, that the aggregate amount of the liabilities described in subpart (iv) shall not exceed $500,000 at any one time outstanding.

(o) Other Indebtedness. The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Program Document.

(p) Mergers. The Issuer will not merge or consolidate with or into any other Person.

(q) Sales of Assets. The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Program Documents.

(r) Capital Expenditures. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for, or otherwise own, capital assets (both realty and personalty).

(s) Dividends. The Issuer shall not make any distributions to any holders of its securities without the consent of each Swap Counterparty and the Collateral Agent, acting at the direction of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) except as provided under the Program Documents.

(t) Name; Principal Office. The Issuer will neither (a) change the location of its organization, chief executive office or principal place of business (within the meaning of the applicable UCC) without sixty (60) days’ prior written notice to the Depositary and the Collateral Agent, (b) change its name, (c) change its identity or jurisdiction of organization, nor (d) become bound as a debtor under Section 9-203(d) of the Uniform Commercial Code by a security agreement previously entered into by another person or entity without prior written notice to the Depositary and the Collateral Agent sufficient to allow it to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pursuant to this Security Agreement. In the event that the Issuer desires to so change its office or change its name, the Issuer will make any required filings and prior to actually changing its office or its name the Issuer will deliver to the Collateral Agent, each Swap Counterparty and the Depositary (i) an Officer’s Certificate and (except with respect to a change of the location of the Issuer’s chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Collateral Agent on behalf of the Secured Parties in the Collateral in respect of the new office or new name of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

(u) Organizational Documents. The Issuer will not amend any of its organizational documents, including its certificate of trust or Trust Agreement, unless, prior to such amendment, Rating Agency Confirmation shall have been obtained and the Collateral Agent and each Swap Counterparty consent to such amendment.

(v) Investments. The Issuer will not make, incur, or suffer to exist any loan, advance, guarantee, extension of credit or other investment in any Person other than pursuant to the Program Documents and with respect to Eligible Investments and, in addition, without limiting the generality of the foregoing, the Issuer will not direct the Collateral Agent to make any Eligible Investments on the Issuer’s behalf that would have the effect of causing the Issuer to be an “investment company” within the meaning of the Investment Company Act.

(w) No Other Agreements. The Issuer will not (a) enter into or be a party to any agreement or instrument other than any Program Document, agreements entered into in the ordinary course of its business or documents and agreements incidental thereto or (b) except as provided for in Section 10.01, amend, modify or waive any provision of any Program Document to which it is a party, or (c) give any approval or consent or permission not provided for in any Program Document.

(x) Other Business. The Issuer will not engage in any business or enterprise or enter into any transaction other than (i) as contemplated by the Program Documents or (ii) activities related to or incidental to any of the foregoing.

(y) Secured Liquidity Notes. The Issuer shall not issue Secured Liquidity Notes to the Seller, any Affiliate of the Seller or any trust or other entity to which the Seller or any Affiliate of the Seller is a depositor or servicer bearing interest (or at a discount) in excess of a commercially reasonable rate.

(z) Rule 144A Information Requirement. For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder of Notes in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(aa) Use of Proceeds of Notes. The Issuer shall use the proceeds of Notes solely for one or more of the following purposes: (a) to pay the Issuer’s Obligations when due, in accordance with this Security Agreement; and (b) to acquire Eligible Loans from the Seller.

(bb) Program Document Information. The Issuer shall, or shall cause the Seller or Servicer to, provide the Collateral Agent and each Swap Counterparty with copies of all reports, notices, statements and certificates delivered under the Program Documents, and any other information that the Collateral Agent or each Swap Counterparty shall reasonably request. Delivery of such reports, notices, information and documents to the Collateral Agent under this section and Section 3.05(z) is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

(cc) Non-Petition Agreement. The Issuer shall cause each party to the Program Documents and each party to any other document incidental or related to any Program Document, to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the latest maturing Note, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

ARTICLE IV

SECURED LIQUIDITY NOTES

Section 4.01 Conditions to Effectiveness. The ability of the Issuer to issue Secured Liquidity Notes shall commence on the first day (the “Effective Date”) on which all of the following conditions have been satisfied (or waived in accordance with this Security Agreement):

(a) Depositary Agreement. The Issuer and the Depositary shall have executed and delivered the Depositary Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(b) Mortgage Loan Purchase and Servicing Agreement. The Seller, the Performance Guarantor and the Issuer shall have executed and delivered the Mortgage Loan Purchase and Servicing Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(c) Indenture and Subordinated Note Purchase Agreement. The Issuer and the Indenture Trustee shall have executed and delivered the Indenture, and the Collateral Agent shall have received a fully executed copy thereof, which shall be in full force and effect. The Issuer and the Initial Purchaser of the Subordinated Notes shall have executed and delivered the Subordinated Note Purchase Agreement, and the Collateral Agent shall have received a fully executed copy thereof, which shall be in full force and effect, and the closing thereunder shall have occurred (including the purchase of the Subordinated Notes by such purchaser). The Subordinated Notes shall have been issued in an aggregate Principal Amount of not less than $105,000,000.

(d) [RESERVED]

(e) Trust Agreement. The Owner Trustee and the Administrator shall have executed and delivered the Trust Agreement, and the Collateral Agent shall have received a fully executed copy thereof, which shall be in full force and effect. A copy of each closing document delivered under the Trust Agreement shall have been delivered to the Collateral Agent.

(f) Security Agreement. The Issuer and the Collateral Agent shall have executed and delivered this Security Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(g) Custodial Agreement. The Issuer, the Seller, the Collateral Agent and the Custodian shall have executed and delivered the Custodial Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(h) SLN Placement Agent Agreement. The Issuer and the SLN Placement Agents shall have executed and delivered the SLN Placement Agent Agreement in respect of the Secured Liquidity Notes, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(i) No Event of Default or Servicer Event of Default. No Event of Default or Servicer Event of Default shall have occurred and be continuing on the Effective Date nor will any Event of Default or Servicer Event of Default result from the consummation of the initial issuance of Secured Liquidity Notes on such date.

(j) Representations and Warranties. All representations and warranties of (i) the Issuer contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith, (ii) the Servicer contained in the Servicer Documents, and (iii) the Seller contained in the Seller Documents shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the Effective Date.

(k) Opinions of Counsel. The Collateral Agent shall have received signed opinions, addressed to the Collateral Agent from Mayer, Brown, Rowe & Maw LLP, special counsel to the Seller and the Issuer, and an opinion of counsel for each Swap Counterparty (which may be an opinion from in-house counsel to such Swap Counterparty), as to such matters as the Collateral Agent may reasonably request. The Collateral Agent shall have also received a copy, addressed to the Collateral Agent or if not addressed to the Collateral Agent, then the Collateral Agent shall have received a letter stating that the Collateral Agent shall be entitled to rely thereon, of each opinion delivered to the Rating Agencies in connection with the rating of the Secured Liquidity Notes.

(l) Closing Certificates. The Collateral Agent shall have received a certificate dated the date hereof and executed by the chairman of the board, vice chairman of the board, president, the Administrator, any vice president, secretary, treasurer, assistant secretary or any assistant treasurer (or a Person with a delegation of authority from any such officer) of (i) the Issuer stating that all of the conditions with respect to the Issuer specified in Section 4.01 are then satisfied, (ii) the Servicer stating that the conditions with respect to the Servicer specified in Section 4.01 are then satisfied, and (iii) the Seller stating that the conditions with respect to the Seller specified in Section 4.01 are then satisfied.

(m) Filings, etc. All filings (including, without limitation, pursuant to the UCC) and recordings shall have been accomplished with respect to this Security Agreement in such jurisdictions as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, first priority liens and security interests of the Collateral Agent in the Collateral covered by this Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required by law shall have been given or taken (it being understood that no filings of Assignments of Mortgages relating to the Mortgage Loans purchased by the Issuer will generally be required). On or prior to the Effective Date, the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

(n) Issuer Documents. The Collateral Agent shall have received copies of the organizational documents of the Issuer and the Seller, Board of Directors resolutions or similar authorizing resolutions of the Issuer and the Seller in respect of the Program Documents, as applicable, and incumbency certificates of the Issuer and the Seller, all certified by appropriate authorities.

(o) Bank Accounts. The Collateral Account, the Collection Account, the Allocated Expense Account, the Extended Note Distribution Account and the Secured Liquidity Note Account shall have been established.

(p) Accounting Letter. The Collateral Agent shall have received a letter from a “big-four” accounting firm as to the accuracy of the information reviewed by them.

(q) Secured Liquidity Notes Ratings. The Secured Liquidity Notes shall have been rated “A-l+” by S&P and “P-1” by Moody’s, the Collateral Agent shall have received a copy of each letter evidencing any such rating and such ratings shall continue in full force and effect on the Effective Date.

(r) Other Instruments and Documents. The Collateral Agent shall have received such other instruments and documents as the Collateral Agent may have reasonably requested, and all instruments and documents delivered pursuant to this Section 4.01 shall be reasonably satisfactory in form and substance to the Collateral Agent.

(s) Fees. The fees and expenses of the Depositary, the Custodian, the Owner Trustee, the Indenture Trustee and the Collateral Agent, and the fees and expenses of their counsel, and the up-front fees payable to the Rating Agencies, shall have been paid on or prior to the Effective Date.

(t) Effective Date. The Issuer shall have given notice to the Collateral Agent and the Depositary of the Effective Date, in the form of a certificate in the form of Exhibit A hereto.

(u) Interest Rate Swaps. The Issuer and each Swap Counterparty shall have executed and delivered the applicable Interest Rate Swap, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof. No Additional Termination Event (as defined in the Interest Rate Swaps) shall have occurred and be continuing.

(v) Reserve Fund. The Collateral Agent shall have received evidence not later than the date on which the Issuer first purchases a Mortgage Loan under the Mortgage Loan Purchase and Servicing Agreement that the Reserve Fund has been established and funded in an amount equal to the Required Reserve Fund Amount.

Section 4.02 Issuance of Secured Liquidity Notes. The issuance and payment provisions of the Secured Liquidity Notes, to the extent not covered in this Security Agreement, will be as set forth in the Depositary Agreement.

(a) The Issuer shall have the right to issue or deliver Classes of Secured Liquidity Notes from time to time on and after the Effective Date, unless (i) any condition precedent specified in Section 4.03 with respect to the issuance of Classes of Secured Liquidity Notes has not been satisfied or waived or (ii) the issuance of Classes of Secured Liquidity Notes is prohibited by the provisions of Section 4.02(c) hereof. If any of the events described in clauses (i) and (ii) of the immediately preceding sentence has occurred, then the Issuer shall not direct the Collateral Agent or the Depositary to issue or deliver Classes of Secured Liquidity Notes.

(b) The Issuer agrees that each note constituting Secured Liquidity Notes shall (i) be in the form attached to the Depositary Agreement and be completed in accordance with this Security Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) be in a face amount (if issued on a discount basis) or a principal amount (if issued on an interest-bearing basis) of $250,000 or an integral multiple of $1,000 in excess thereof and (v) be exempt from or sold in a transaction exempt from the registration requirements of the Securities Act. Subject to the provisions of the Depositary Agreement, all Secured Liquidity Notes shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Security Agreement and the Depositary Agreement.

(c) After their initial sale, the Secured Liquidity Notes and Extended Notes may be resold only (1) to the Issuer, to an SLN Placement Agent or any other authorized placement agent that is registered as a broker/dealer under the Exchange Act, (2) through an SLN Placement Agent to (a) an institutional accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (b) a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, or (3) to a qualified institutional buyer in a transaction meeting the requirements of Rule 144A.

In furtherance of the foregoing, each purchaser of a Secured Liquidity Note will be deemed to have represented and agreed as follows: (1) the purchaser understands that the Secured Liquidity Notes are being issued only in transactions not involving any public offering within the meaning of the Securities Act; (2) the purchaser is either (a) an institutional investor who (i) is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or is a fiduciary or agent (other than a U.S. bank or savings and loan association) that is purchasing the Secured Liquidity Notes either for its own account or for the account of one or more institutional accredited investors), (ii) has such knowledge and experience (or is a fiduciary or agent with sole investment discretion having such knowledge and experience) in financial and business matters that it (or such fiduciary or agent) is capable of evaluating the merits and risks of investing in such Secured Liquidity Note, (iii) has had access to such information (including without limitation information with respect to the Mortgage Loans and the Swap Counterparties) as the purchaser deems necessary in order to make an informed investment decision, and (iv) is purchasing the Secured Liquidity Notes for investment and not with a view to distribution; or (b) in the case of sales of Secured Liquidity Notes pursuant to Rule 144A under the Securities Act, a qualified institutional buyer as defined in Rule 144A (or a qualified institutional buyer purchasing the Secured Liquidity Notes on behalf of one or more other qualified institutional buyers); (3) if in the future the purchaser (or any such other investor or any other fiduciary or agent representing such investor) decides to sell such Secured Liquidity Notes prior to maturity, such Notes will be sold only in a transaction exempt from registration under the Securities Act and only to (i) the Issuer or an SLN Placement Agent or through an SLN Placement Agent to an investor reasonably believed by an SLN Placement Agent to be an institutional accredited investor or a qualified institutional buyer or (ii) a qualified institutional buyer in a transaction made pursuant to Rule 144A under the Securities Act; (4) the purchaser understands that, although the Issuer and the SLN Placement Agents may repurchase the Secured Liquidity Notes or Extended Notes the Issuer and the SLN Placement Agents are not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Secured Liquidity Notes or Extended Notes until their Final Maturity; (5) if the purchaser is a qualified institutional buyer, the purchaser acknowledges that the Secured Liquidity Notes sold to the purchaser by an SLN Placement Agent may be sold to it pursuant to Rule 144A; and (6) either (i) the purchaser is not, and is not acquiring the Secured Liquidity Note for, on behalf of or using the assets of a Benefit Plan or any other employee benefit plan or retirement arrangement that is subject to a law that is similar to Section 406 of ERISA or Section 4975 of the Code, or (ii) assuming that the Secured Liquidity Notes are treated as indebtedness without substantial equity features for purposes of the “plan asset” regulations under ERISA, the purchaser’s purchase, holding and disposition of the Secured Liquidity Notes will not constitute a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or any similar or applicable law by reason of the application of one or more statutory or administrative exemptions from such prohibited transaction rules or otherwise.

(d) In the event that (i) an injunction suspending the issuance of Secured Liquidity Notes shall have been issued or proceedings therefor shall have been initiated by the Securities and Exchange Commission, (ii) the Issuer or any other Person shall have been found in a judicial or administrative proceeding to have violated the Securities Act in connection with the issuance of the Secured Liquidity Notes, or (iii) the Issuer or the SLN Placement Agents shall have filed a registration statement with the Securities and Exchange Commission seeking to register the Secured Liquidity Notes under the Securities Act, then, in any such event, the Issuer shall not thereafter issue or sell any Secured Liquidity Notes. The Issuer shall give the Collateral Agent, the SLN Placement Agents, the Depositary, each Swap Counterparty and the Rating Agencies notice of any of the events described in this Section 4.02(d).

Section 4.03 Conditions Precedent to Issuance of Secured Liquidity Notes. The right of the Issuer to issue Secured Liquidity Notes is subject to the conditions that at the time of each such issuance and after giving effect thereto:

(a) Ratings. The Secured Liquidity Notes shall be rated “A-1+” by S&P, and “P-1” by Moody’s.

(b) No Event of Default. No event of default under any Program Document and no Event of Default and no Termination Event shall have occurred and be continuing and the Issuer shall have made a determination that no event of default under any Program Document and no Event of Default and no Termination Event will result from the issuance of such Secured Liquidity Notes.

(c) Representations and Warranties. All representations and warranties of the Issuer contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such issuance.

(d) Accounts. The Reserve Fund, the Collateral Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account, and any funds on deposit in, or otherwise to the credit of, the Reserve Fund, Collateral Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

(e) Borrowing Base. After giving effect to such issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, the issuance of the Subordinated Notes on such day, the payment of outstanding Subordinated Notes maturing or matured on such day and the purchase of additional Mortgage Loans on such day, the sum of (A) the Credits Outstanding on such day and (B) the Principal Amount of all Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated as of such date, will not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Issuer on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Issuer on such day (to the extent not included in the definition of Credits Outstanding). At no time shall the aggregate principal amount of the Secured Liquidity Notes, Extended Notes and Subordinated Notes then outstanding be greater than the then-current Program Utilization Amount.

(f) Downgrade. No downgrade, qualification or withdrawal of the long-term unsecured debt rating of any Swap Counterparty below “AA-” by S&P, “Aa3” by Moody’s or, if rated by Fitch, “AA-” by Fitch or of its short-term unsecured debt rating below “A-1+” by S&P, “P-1” by Moody’s or, if rated by Fitch, “F1+” by Fitch shall have occurred and be continuing.

(g) Mortgage Loans Purchased. The aggregate amount of all Mortgage Loans purchased and held by the Issuer at any given time does not, and will not, exceed the maximum amount set forth in the Mortgage Loan Purchase and Servicing Agreement.

(h) Mortgage Loans Sold. The Issuer shall be in compliance with the Portfolio Aging Limitations, the Portfolio Criteria and the Wet Funded Loan Limitation.

(i) SLN Maturity. Each Secured Liquidity Note has an Expected Maturity that is not more than one hundred and eighty (180) calendar days after its issuance date and a Final Maturity that is one hundred and eighty (180) calendar days after its Expected Maturity.

(j) No Extended Notes. No Extended Notes are outstanding unless after giving effect to such new issuance of Secured Liquidity Notes sufficient funds will be available to fully repay (x) all outstanding Extended Notes and (y) all Secured Liquidity Notes maturing on such date.

The Issuer hereby agrees that each issuance of Secured Liquidity Notes constitutes a representation and warranty by the Issuer that the conditions specified above are then satisfied and will be satisfied immediately after giving effect thereto.

Section 4.04 Conversion to Extended Notes. (a) Upon the failure of any Class of Secured Liquidity Notes to be fully paid on its Expected Maturity, without any notice or other further action by any Person, the Issuer shall be deemed to have advised the Clearing Agency that such Class of Secured Liquidity Notes has been converted, as of such Expected Maturity, to a Class of Extended Notes.

(b) Upon any such conversion with respect to any Class of Secured Liquidity Notes, the Collateral Agent shall notify the Depositary of such conversion to a Class of Extended Notes. The initial aggregate principal amount of each Class of Extended Notes deemed issued upon conversion of the related Class of Secured Liquidity Notes shall be equal to the aggregate face amount of such Class of Secured Liquidity Notes (or, in the case of Secured Liquidity Notes issued on an interest bearing basis, the aggregate principal and accrued interest of such Class of Secured Liquidity Notes). The Issuer shall provide written notice to the Rating Agencies and each Swap Counterparty of any conversion of a Class of Secured Liquidity Notes to a Class of Extended Notes.

Section 4.05 Proceeds. The proceeds of Secured Liquidity Notes shall be used by the Issuer only to (i) acquire Mortgage Loans, (ii) pay matured and maturing Secured Liquidity Notes, including interest and/or discount thereon, (iii) pay outstanding Extended Notes, including interest thereon, in accordance with the terms of the Program Documents, and (iv) make payments in accordance with Sections 2.01 and 6.03 hereof.

Section 4.06 Calculation of Extended Note Interest. (a) For purposes of calculating the Extended Note Rate for each Class of Extended Notes, the Issuer hereby appoints the Collateral Agent as the Extended Note Calculation Agent. The Extended Note Calculation Agent may be removed by the Issuer at any time. If the Extended Note Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Extended Note Calculation Agent fails to determine the Extended Note Rate for each Class of Extended Notes and the Aggregate Extended Note Monthly Interest for any Interest Period, the Issuer will promptly appoint as a replacement Extended Note Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Extended Note Calculation Agent may not resign its duties without a successor having been duly appointed by the Issuer.

(b) LIBOR shall be determined by the Extended Note Calculation Agent in accordance with the following provisions:

(i) On the second Business Day prior to the commencement of the applicable Interest Period (or, in the case of the initial Interest Period, on the related Expected Maturity) (each such day, a “LIBOR Determination Date”), “LIBOR” shall equal the rate, as obtained by the Extended Note Calculation Agent, for one-month Eurodollar deposits which appears on Telerate Page 3750 (as defined in the publication “2000 ISDA Definitions” published by the International Swaps and Derivatives Association, Inc.) or such other page as may replace Telerate Page 3750, as it relates to U.S. dollars, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Extended Note Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Extended Note Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Extended Note Calculation Agent are quoting on the relevant LIBOR Determination Date for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Extended Note Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, “LIBOR” shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Extended Note Calculation Agent.

As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Extended Note Calculation Agent will cause the Extended Note Rate for the next Interest Period and the applicable Aggregate Extended Note Monthly Interest for such Interest Period payable in respect of the Extended Notes on the related Distribution Date to be given to the Issuer, the Depositary and any paying agent. The Extended Note Calculation Agent will also specify to the Issuer and the Depositary the quotations upon which the Extended Note Rate is based, and in any event the Extended Note Calculation Agent shall notify the Issuer before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest or (ii) it has not determined and is not in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest, together with its reasons therefor. For the sole purpose of calculating the Extended Note Rate, “Business Day” shall be any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Section 4.07 Payment of Extended Note Interest. (a) The discount representing interest on each Secured Liquidity Note will be payable pursuant to the terms of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03 of this Security Agreement; provided, however, that if such funds provided under this Security Agreement are insufficient to repay the face amount of all outstanding Secured Liquidity Notes having the same Expected Maturity on such Expected Maturity, then no interest will be paid in respect of such Classes on such date and such Classes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof. With respect to the payment of interest on the Extended Notes, on each Distribution Date commencing with the second Distribution Date following such Expected Maturity, the Collateral Agent, in accordance with a certificate or other statement based upon the Servicer Report, shall withdraw the amounts required to be withdrawn from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account, maintained with the Depositary, pursuant to this Section 4.07 in respect of all funds available for such Interest Period and allocated to the holders of the Extended Notes pursuant to Section 6.03(b) of this Security Agreement.

On each Determination Date, the Collateral Agent shall notify the Depositary and the Servicer in writing as to the amount to be withdrawn and paid pursuant to this Section 4.07 from the Collateral Account to the extent funds are anticipated to be available and allocable to the Extended Notes in respect of (x) first, an amount equal to Extended Note Monthly Interest for the related Interest Period and (y) second, an amount equal to the amount of any unpaid Extended Note Shortfall as of the preceding Distribution Date (together with any accrued interest on such Extended Note Shortfall). If the amounts described in this Section 4.07 are not sufficient to pay Extended Note Monthly Interest on any Distribution Date, payments of interest to the holders of Extended Notes will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Extended Note Shortfall.” Interest shall accrue on the Extended Note Shortfall at the Extended Note Rate. On each Distribution Date, the Collateral Agent shall withdraw the amounts described in this Section 4.07 from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account.

Section 4.08 Payment of Senior Note Principal. The principal in respect of each Secured Liquidity Note will be payable pursuant to the terms of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03 of this Security Agreement; provided, however, that if such funds provided under this Security Agreement are insufficient to repay the face amount of all outstanding Secured Liquidity Notes having the same Expected Maturity on such Expected Maturity, then no principal will be paid in respect of such Classes on such date and such Classes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof; provided, further, the principal in respect of the Secured Liquidity Notes may only be paid if no Extended Notes would be outstanding after giving effect to all payments made on such date. The principal in respect of any Extended Note (x) upon at least five Business Days’ notice to DTC, the Depositary and the Collateral Agent, may be paid in whole, but not in part, on any day at the option of the Issuer to the extent of available principal payments on the Mortgage Loans, sale proceeds in respect of the Mortgage Loans, payments to the Issuer under the Interest Rate Swaps in respect of the Mortgage Loans and proceeds from the issuance of new Classes of Secured Liquidity Notes, provided that after giving effect to all payments made on such date no outstanding Class of Extended Notes has the same or an earlier Final Maturity and (y) unless earlier redeemed, will be repaid in full on the Final Maturity of such Extended Note. With respect to each Class of Extended Notes, on the applicable principal payment date, in accordance with a certificate or other statement based upon the related report generated by the Servicer, the Collateral Agent shall withdraw the amount set forth therein as principal payable in respect of the applicable Class of Extended Notes from the Collateral Account and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the holders of the applicable Class of Extended Notes on such date. On the Determination Date prior to the related Final Maturity, the Collateral Agent shall notify the Servicer in writing as to the amount of remaining principal outstanding in respect of the applicable Class of Extended Notes. On each Final Maturity, in accordance with the related Servicer Report, the Collateral Agent shall withdraw such amount of remaining principal in respect of the applicable Class of Extended Notes from the Collateral Account and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the holders of the applicable Class of Extended Notes. The remaining entire principal amount (plus accrued interest thereon) of all Extended Notes of a Class shall be due and payable on the applicable Final Maturity.

Section 4.09 Series Program Size of the Secured Liquidity Notes and Extended Notes. The “Series Program Size” with respect to the Secured Liquidity Notes and Extended Notes, collectively, as of the date hereof, shall be the Senior Notes Utilization Amount, such Senior Notes Utilization Amount not to exceed $1,895,000,000 (for purposes of this paragraph, the “Series Program Size Cap”) (as such Series Program Size Cap may be increased or decreased following the Effective Date in accordance with the Program Documents). The Issuer may, with the consent of each Swap Counterparty and the Collateral Agent, increase or decrease the Series Program Size Cap; provided, however, that no increase or decrease in the Series Program Size Cap may be made unless (i) after giving effect to such increase or decrease, the aggregate maximum notional amount of the Interest Rate Swaps shall be at least equal to the Program Size and (ii) in the case of an increase, the Issuer shall obtain written confirmation from each of the Rating Agencies that such increase shall not cause the reduction or withdrawal of any rating on any Series of Senior Notes or Subordinated Notes.

Section 4.10 Credit Amount Percentage. The “Credit Amount Percentage” with respect to the Secured Liquidity Notes and the Extended Notes, collectively, shall be as set forth in the Side Letter.

ARTICLE V

ASSIGNMENT

Section 5.01 Assignment. In order to secure and to provide for the repayment of the Obligations, each of the Issuer and the Owner Trustee hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties and hereby grants to the Collateral Agent for the benefit of each Secured Party a security interest in, control over, and lien on all of the following, including, without limitation, all accounts, money, chattel paper, securities, investment property, instruments, documents, deposit accounts, certificates of deposit, letters of credit, letter of credit rights, advices of credit, banker’s acceptances, uncertificated securities, securities accounts, security entitlements, investment property, general intangibles, contract rights, goods and other property consisting of, arising from or relating to the following whether currently existing or hereafter acquired (all of the following indicated in (i) through (v) being referred to as the “Assigned Collateral”):

(i) all right, title and interest of the Issuer in, to and under the Mortgage Loans (including the contents of the Mortgage Loan Files) purchased by the Issuer from time to time pursuant to the Mortgage Loan Purchase and Servicing Agreement, including without limitation, all monies due and to become due to the Issuer under or in connection with such Mortgage Loans, all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such Mortgage Loans and all rights, remedies, powers, privileges and claims of the Issuer, as holder of such Mortgage Loans, against (i) the Seller under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Issuer at law or in equity), and (ii) the Servicer under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Mortgage Loan Purchase and Servicing Agreement and the respective obligations of the Seller and the Servicer thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Mortgage Loan Purchase and Servicing Agreement or the respective obligations of the Seller or the Servicer thereunder to the same extent as the Issuer could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(ii) all right, title and interest of the Issuer in, to and under the Program Documents, including, without limitation, all monies due and to become due to the Issuer thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Program Documents or otherwise, and all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Program Documents (whether arising pursuant to the terms of the Program Documents or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Program Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Program Documents to the same extent as the Issuer could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(iii) all right, title and interest of the Issuer in and to (x) monies on deposit in, or securities, financial assets, investment property or other assets credited to, (A) the Reserve Fund, (B) the Allocated Expenses Account, (C) any account maintained pursuant to the Depositary Agreement and (D) the Collection Account (other than interest earned on amounts deposited therein) and any other accounts maintained pursuant to the Mortgage Loan Purchase and Servicing Agreement (excluding any escrow accounts maintained for obligors under the Mortgage Loans), the Indenture, or this Security Agreement, (y) all Eligible Investments held by the Issuer and (z) all cash held by the Issuer;

(iv) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by the Issuer or by anyone on its behalf, including the deposit with the Collateral Agent of additional monies by the Issuer; and

(v) all proceeds of any of the foregoing.

Notwithstanding the assignment and security interest so granted to the Collateral Agent, the Issuer shall nevertheless be permitted, subject to the provisions of Sections 5.03 and 5.04 and of Article VII hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given by the Issuer by the specific terms of the Mortgage Loan Purchase and Servicing Agreement and the Program Documents and the assignment and security interest so granted to the Collateral Agent shall not relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with the Program Documents, or from any liability to the Seller or Servicer, or impose any obligation on the Collateral Agent or the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Collateral Agent or the Secured Parties for any act or omission on the part of the Issuer relative thereto or from any breach of any representation or warranty on the part of the Issuer contained in the Program Documents, or made in connection therewith.

Section 5.02 Application of Assigned Collateral. The Issuer hereby acknowledges and agrees that, until this Security Agreement is terminated, all monies and other cash proceeds due and to become due to the Issuer under or in connection with the Assigned Collateral shall be paid directly to the Collateral Agent and that the Issuer agrees if any such monies or other cash proceeds shall be received by the Issuer, such monies and other cash proceeds will not be commingled by the Issuer with any of its other funds or property, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and promptly paid over to, the Collateral Agent. Unless and until an Event of Default shall have occurred and be continuing, and provided the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are not then subject to any writ, order, judgment, warrant of attachment, execution or similar process, all monies and other cash proceeds received by the Collateral Agent pursuant to this Article shall be deposited in the Collateral Account for application as provided in Section 6.03 hereof. All monies and other cash proceeds held or deposited in the Collateral Account after the occurrence and during the continuance of an Event of Default and all monies and other cash proceeds received by the Collateral Agent pursuant to this Article V while the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are subject to any writ, order, judgment, warrant of attachment, execution or similar process, shall be applied by the Collateral Agent to the payment or repayment in full of all outstanding Obligations, whether or not then due, in the order of priority specified in Section 2.01 hereof; provided, however, that any monies or other cash proceeds remaining after the payment or repayment in full of all outstanding Obligations shall be paid to the Issuer.

For purposes of determining the application to be made of such monies and other cash proceeds to the Servicer pursuant to clause Eighth of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Servicer as to the amount then owing to the Servicer. For purposes of determining the application to be made of such monies and other cash proceeds to any holder of any Secured Liquidity Notes pursuant to clause Third of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Depositary as to the amount then owing to such holder. For purposes of determining the application to be made of such monies and other cash proceeds to any holder of any Extended Notes pursuant to clause Third of Section 2.01(b) hereof, the Collateral Agent may rely exclusively on a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Depositary as to the amount then owing to such holder. For purposes of determining the application to be made of such monies and other cash proceeds to the Subordinated Noteholders pursuant to clause Fifth of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Indenture Trustee as to the amount then owing to such holder. For purposes of determining the application to be made of such monies and other cash proceeds to each Swap Counterparty pursuant to clauses Second and Sixth of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Issuer) of the Servicer, acting as Calculation Agent under the related Interest Rate Swap, as to the amount then owing to each Swap Counterparty. Any application to be made by the Collateral Agent of such monies and other cash proceeds pursuant to clauses First, Third, Fourth or Seventh of Section 2.01(b) hereof may be made upon the Collateral Agent’s, the Indenture Trustee’s or the Custodian’s certificate or statement delivered to the Issuer setting forth in reasonable detail the nature of the Collateral Agent’s, the Indenture Trustee’s or the Custodian’s claim and the amount owing to the Collateral Agent, the Indenture Trustee or the Custodian on account thereof.

The Collateral Agent shall not be liable for any application of the monies and other cash proceeds received by the Collateral Agent pursuant to this Article V made in accordance with any certificate or direction delivered pursuant to this Section 5.02; provided, however, that no application of the monies and other cash proceeds received by the Collateral Agent pursuant to this Article V in accordance with any certificate delivered pursuant to this Section 5.02 shall be deemed to restrict or limit the right of the Issuer to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

Section 5.03 Performance of Agreements. Promptly, whether or not following a request from the Collateral Agent to do so, and in any event at the Issuer’s own expense, the Issuer agrees (a) to take all such lawful action as the Collateral Agent may reasonably request to compel or secure the performance and observance by (i) the Seller or the Servicer of its obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement in accordance with the terms thereof, and (ii) any party to any Program Document in accordance with the terms thereof, and (b) to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer (i) under or in connection with the Mortgage Loan Purchase and Servicing Agreement and (ii) under or in connection with any Program Document, in every case to the extent and in the manner directed by the Collateral Agent, including, without limitation, the transmission of notices of default on the part of the Seller or the Servicer or any party to any Program Document and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer or any party to any Program Document of their respective obligations. Subject to Section 7.02, the Issuer further agrees that it will not, without the prior written consent of the Collateral Agent (on behalf of the holders of the Senior Notes) and each Swap Counterparty, (a) exercise any right, remedy, power or privilege available to it under or in connection with the Mortgage Loan Purchase and Servicing Agreement, (b) take any action to compel or secure performance or observance by (i) the Seller or the Servicer of its obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement or (ii) any party to any Program Document, or (c) give any consent, request, notice, direction, approval, extension or waiver to the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement not required to be exercised, taken, observed or given by the Issuer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement.

Section 5.04 Amendments; Waivers. Without intending in any manner to derogate from the absolute nature of the assignment granted to the Collateral Agent by this Security Agreement or the rights of the Collateral Agent hereunder, the Issuer agrees that it will not without Rating Agency Confirmation and the prior written consent of the Collateral Agent and each Swap Counterparty, agree to amend, modify, supplement, terminate, waive or surrender (x) the terms of the Custodial Agreement or (y) the definition of “Assigned Collateral”, or assign its rights under any of the Program Documents or agree to any amendment, modification, supplement, termination, except as provided in Section 8.02 or 10.01 hereof, or surrender which would result in the release of any security interest granted in the Assigned Collateral, the Collateral Account or the Deposited Funds. If any such amendment, modification, supplement or waiver, as applicable, shall be so consented to by the required consenting parties, the Issuer agrees, promptly following a request by the required consenting parties to do so, to prepare, execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the required consenting parties may deem necessary or appropriate in the circumstances. Upon provision of such direction by the required consenting parties, the Collateral Agent shall also execute and deliver any such agreements, instruments, consents and other documents. The Issuer shall give prior notice of any amendment to each of the Rating Agencies.

Section 5.05 Location of Records. The Issuer hereby covenants and agrees that its chief place of business and chief executive office, and the place where its records pertaining to the Assigned Collateral will be kept, shall at all times be located in the offices of Von Karman Funding Trust, whose address is: 18400 Von Karman, Suite 1000, Irvine, CA 92612-1514.

Section 5.06 Notice of Default under Program Documents. The Issuer agrees, at its own expense, to give the Collateral Agent, the Depositary, the SLN Placement Agents, each Swap Counterparty and the Rating Agencies as soon as practicable (and in no event more than two Business Days thereafter) written notice of each default coming to the Issuer’s attention on the part of any Person, and of such Person’s obligations under or in respect of the Program Documents.

Section 5.07 Custody of Program Documents. Simultaneously with the execution and delivery by the Issuer of this Security Agreement, the Issuer is delivering to the Collateral Agent a counterpart of each Program Document currently in effect, which at all times shall be retained in the custody and possession of the Collateral Agent until the termination of this Security Agreement.

Section 5.08 Delivery of Assigned Collateral Including Eligible Investments. All certificates representing or evidencing the Assigned Collateral (other than Mortgage Loans), including, without limitation Eligible Investments, from time to time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall, in the case of Assigned Collateral (other than Mortgage Loans), be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent may appoint agents for the purpose of holding Eligible Investments.

Section 5.09 Deliveries of Mortgage Loans. Each Mortgage Note, Mortgage and Assignment of Mortgage in respect of each Mortgage Loan purchased by the Issuer from time to time shall be delivered to and held by the Custodian in accordance with Sections 2 and 4 of the Custodial Agreement.

Section 5.10 No Liability. Neither the Collateral Agent, nor any director, officer, employee, agent or stockholder of the Collateral Agent, shall be liable for any action taken or omitted to be taken by it or them relative to any of the Collateral, except for its or their own gross negligence, fraud, bad faith or willful misconduct, and the Collateral Agent shall not be liable for any action or omission to act with respect to the Collateral (or any part thereof) on the part of any agent, nominee, custodian or attorney of the Collateral Agent appointed and selected by the Collateral Agent with reasonable care.

ARTICLE VI

COLLATERAL ACCOUNT;

RESERVE FUND; PAYMENT OF ALLOCATED EXPENSES

Section 6.01 Establishment of Collateral Account. For purposes of this Security Agreement and the Depositary Agreement, the Collateral Agent shall at all times during the term of this Security Agreement maintain in the State of New York, a special purpose, segregated, non-interest bearing trust account in the name of and under the control of the Collateral Agent on behalf of the Secured Parties as a general collateral account (said account being herein called the “Collateral Account” and being identified as Account No. 38432). The operation of the Collateral Account shall be governed by this Article VI.

It is understood and agreed by the Issuer, the Collateral Agent and the Depositary that there shall be deposited in the Collateral Account the following monies, cash and proceeds: (a) the net proceeds from the sale of Secured Liquidity Notes payable to the Issuer pursuant to the Depositary Agreement, to the extent not required to repay advances made by the Depositary in accordance with the Depositary Agreement, maturing Secured Liquidity Notes or outstanding Extended Notes on the date of issuance of such Secured Liquidity Notes, whether or not presented to the Depositary for payment, and to the extent not maintained in the Secured Liquidity Note Account pursuant to the terms of the Depositary Agreement, (b) all monies received by the Collateral Agent pursuant to this Security Agreement and required by the terms hereof to be deposited by or on behalf of the Issuer in the Collateral Account (including, without limitation, interest on the Eligible Investments), (c) all monies received by or on behalf of the Issuer under the Mortgage Loan Purchase and Servicing Agreement, (d) all monies received by or on behalf of the Issuer as proceeds from the sale of Mortgage Loans and payments of the Repurchase Price of any Mortgage Loan, and all Principal Prepayments in full, (e) all monies required to be transferred to the Collateral Account from the Collection Account, including principal and interest payments on Mortgage Loans, (f) all monies received by or on behalf of the Issuer under the Interest Rate Swaps, (g) all monies received by or on behalf of the Issuer from the sale of Subordinated Notes, and (h) any and all monies at any time and from time to time received by or on behalf of the Issuer, and required by the terms of this Security Agreement, or any related document to be deposited in the Collateral Account.

The Collateral Agent shall have complete dominion and control over the Collateral Account, and the Issuer hereby agrees that only the Collateral Agent may make withdrawals from the Collateral Account; provided, however, that the Issuer and the Depositary may request withdrawals from the Collateral Account in accordance with the terms of Section 6.03 hereof.

Except for the Collateral Account, the Reserve Fund, the Collection Account, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account and the accounts established pursuant to the Indenture, the Issuer agrees that it will not open or maintain a bank account with any Person. The Collateral Agent shall give the Issuer, the Indenture Trustee, and the Depositary immediate notice if the Collateral Account, the Reserve Fund, the Collection Account, the Allocated Expenses Account, the Secured Liquidity Note Account, any account established pursuant to the Indenture, or any Deposited Funds become subject to any writ, order, judgment, warrant of attachment, execution or similar process to which it has notice. The Collateral Agent shall have no right of set-off against amounts on deposit in the Collateral Account, the Reserve Fund, any account established pursuant to the Indenture, or the Allocated Expenses Account, and shall have no right to impose a lien on the any such account other than on behalf of the Secured Parties.

Section 6.02 Assignment of Collateral Account. In order to secure and to provide for the repayment of the Obligations, the Issuer hereby assigns, pledges, transfers and sets over unto the Collateral Agent for the benefit of the Secured Parties, and hereby grants the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral Account, and all checks, instruments, notes, documents, securities, securities entitlements, other investment property or funds at any time and from time to time on deposit in or otherwise to the credit of such account or otherwise held by the Collateral Agent and all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlements, other investment property or funds and all proceeds thereof (all such checks, instruments, documents, notes, securities, security entitlements, other investment property, funds and dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlements, other investment property or funds and all proceeds being herein called the “Deposited Funds”) and all claims of the Issuer in and to Deposited Funds. Throughout the term of this Security Agreement, the Collateral Agent shall be a pledgee in possession and control of the Deposited Funds and shall have the sole and exclusive right to endorse any check or any other instrument or security presented for deposit in the Collateral Account and to withdraw or order a transfer of Deposited Funds from the Collateral Account, subject to the provisions of Section 6.03, and the Issuer hereby appoints the Collateral Agent the true and lawful attorney of the Issuer, with full power of substitution, for the purpose of such endorsement or making any such withdrawal or ordering any such transfer of Deposited Funds from such account, which appointment is coupled with an interest and is irrevocable.

Section 6.03 Withdrawals and Transfers from the Collateral Account, Reserve Fund. (a) It is understood that so long as no Event of Default shall have occurred and then be continuing, the Issuer (by an Issuer Agent) with respect to each clause below, and the Depositary (by a Designated Representative) with respect to clauses (ii) and (iii) below, shall each have the right on any given day (other than a Payment Date) to instruct the Collateral Agent to withdraw, or order the transfer of, Deposited Funds (other than funds deposited into the Collateral Account for a Payment Date pursuant to Section 4.6(c) of the Mortgage Loan Purchase and Servicing Agreement) (first to the extent of the funds originally deposited in the Collateral Account, then to the extent of the funds originally deposited in the Collection Account and, thereafter, from the remaining proceeds) from the Collateral Account for the following purposes in the following order of priority:

(i) to the payment of any amounts due and owing to the Swap Counterparties in respect of an Interim Payment Date under the Interest Rate Swaps, in respect of sales of Mortgage Loans;

(ii) provided no Extended Notes would be outstanding after giving effect to all payments made on such date, pro rata, to the Secured Liquidity Note Account for the payment of amounts in respect of the Principal Component of, and accrued and unpaid interest or accreted and unpaid discount on, of any Classes of Secured Liquidity Notes with an Expected Maturity on such date (but only to the extent that such holders of Secured Liquidity Notes cannot be paid, in accordance with the terms of the Program Documents, from the proceeds derived through the issuance of additional Classes of Secured Liquidity Notes);

(iii) if such date is the Final Maturity for any Extended Notes, pro rata to the payment of the principal and accrued and unpaid interest on such Extended Notes;

(iv) at the option of the Issuer, upon at least five (5) Business Days’ notice to DTC, the Depositary and the Collateral Agent, to the payment of principal and accrued and unpaid interest on any Extended Note, provided such Extended Note is paid in full on such date and after giving effect to all payments made on such date, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (iv);

(v) unless an Extended Note Amortization Event, Termination Event or Event of Default would be continuing after giving effect to all payments made on such date, to the payment of all remaining Deposited Funds, less an amount equal to the amount (if any) deposited into the Collateral Account pursuant to Section 6.05(g)(iii) and allocable to the payment of Principal Component or the principal amount of Secured Liquidity Notes and Extended Notes outstanding, to the Issuer to purchase additional Mortgage Loans;

provided, however, no withdrawals from the Collateral Account shall be made on any day for the purposes set forth in clause (v) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, the issuance of Subordinated Notes on such day, the payment of Subordinated Notes maturing or matured on such day and the purchase of additional Mortgage Loans on such day, the sum of (A) the Credits Outstanding on such day and (B) the Principal Amount of all Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated as of such date, would not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Issuer on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Issuer on such day (to the extent not included in the definition of Credits Outstanding).

Any instruction delivered by the Issuer or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(a) shall be effective upon receipt of written instructions from an Issuer Agent or, with respect to clauses (ii) and (iii) above, a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Issuer or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(a); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (New York City time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Issuer and the Depositary to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account, in accordance with the provisions of Section 7.02.

(b) It is understood that so long as no Event of Default shall have occurred and then be continuing, the Issuer (by an Issuer Agent) with respect to each clause below, and the Depositary (by a Designated Representative) with respect to clauses (ii) and (iii) below, shall each have the right on any Payment Date to instruct the Collateral Agent to withdraw, or order the transfer of, Deposited Funds (first to the extent of the funds originally deposited in the Collateral Account, then to the extent of the funds originally deposited in the Collection Account and, thereafter, from the remaining proceeds) from the Collateral Account for the following purposes in the following order of priority:

(i) to the payment of any amounts due and owing to the Swap Counterparties under the Interest Rate Swaps, other than the Party B Second Floating Amount as defined therein;

(ii) pro rata (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such date, to the Secured Liquidity Note Account for the payment of amounts in respect of the accrued and unpaid Interest Component and Capitalized Interest Component of the Secured Liquidity Notes (including any shortfall interest), and (y) to the Extended Notes Distribution Account for the payment of any interest due on any Extended Notes in accordance with this Security Agreement and the Depositary Agreement (including any shortfall interest);

(iii) pro rata (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such date, to the Secured Liquidity Note Account for the payment of amounts in respect of the Principal Component of any Classes of Secured Liquidity Notes with an Expected Maturity on such date (but only to the extent that such holders of Secured Liquidity Notes cannot be paid, in accordance with the terms of the Program Documents, from the proceeds derived through the issuance of additional Classes of Secured Liquidity Notes), (y) to the Extended Notes Distribution Account for the payment of principal in respect of any outstanding Class of Extended Notes if such day is the Final Maturity for such Extended Notes and (z) at the option of the Issuer, to the Extended Notes Distribution Account for the payment of principal and accrued interest on any unpaid Extended Note on such Payment Date; provided such Extended Note is paid in full on such date and after giving effect to all payments made on such Payment Date, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (z);

(iv) to the payment of all unpaid Reimbursable Expenses; provided, that Reimbursable Expenses shall not be paid with any amounts withdrawn from the Reserve Fund and deposited in the Collateral Account;

(v) to the payment (pro rata, in accordance with the allocations set forth in Section 2.03 hereof, to each Series of Subordinated Notes) of all interest due and owing on the Principal Amount of all outstanding Series of Subordinated Notes (including interest on overdue interest, if any);

(vi) to the payment (pro rata, in accordance with the allocations set forth in Section 2.03 hereof, to each Series of Subordinated Notes) of all Carry-Over Interest Shortfall, if any;

(vii) subject to Section 4.25 of the Mortgage Loan Purchase and Servicing Agreement, to the payment of any unreimbursed Monthly Advance and Servicing Advance with respect to any Mortgage Loan which has been sold, to the extent of sale proceeds on deposit in the Collateral Account in respect of such Mortgage Loan, and to the payment of any unreimbursed Monthly Interest Advance;

(viii) to fund any increase in the amount on deposit in the Reserve Fund up to the Required Reserve Fund Amount;

(ix) to the extent the Available Amount in the Reserve Fund exceeds the Required Draw Amount, to purchase additional Mortgage Loans or to deposit funds in the Collateral Account, in each case in an amount equal to the Principal Amount Charge-Offs, if any, reinstated on such Payment Date, and to withdraw any such amount from the Reserve Fund;

(x) on the Scheduled Payment Date of any Series of Subordinated Notes, to pay (pro rata, in accordance with the allocations set forth in Section 2.03 hereof, to each Series of Subordinated Notes) the Principal Amount of such Series of Subordinated Notes;

(xi) to the payment of all unpaid Reimbursable Expenses not paid under (iv) above; provided, that for purposes of this clause (xi), Reimbursable Expenses (x) shall be calculated without regard to the limitation imposed by the Maximum Indemnity Amount, and (y) shall not be paid with any amounts withdrawn from the Reserve Fund and deposited in the Collateral Account;

(xii) to the Swap Counterparties, in accordance with the allocation set forth in Section 2.02, to the extent a Swap Default shall have occurred, an amount equal to the lesser of (x) the sum of (A) the Designated Excess Spread Amount for such Payment Date, and (B) if a Termination Event shall have occurred, and all the Notes have been paid in full (including, without limitation, any Principal Amount Charge-Offs in respect of the Subordinated Notes not reinstated as of such date) such that no Notes or amounts owing in respect of the Notes are outstanding, all amounts remaining from amounts previously on deposit in the Reserve Fund, and (y) any amounts available for distribution pursuant to this clause (xii) on such Payment Date; and

(xiii) so long as no Extended Note Amortization Event, Termination Event or Event of Default has occurred and is continuing, to the payment of all remaining Deposited Funds, less an amount equal to the amount (if any) deposited into the Collateral Account pursuant to Section 6.05(g)(iii) and allocable to the payment of Principal Component or the principal amount of Secured Liquidity Notes and Extended Notes outstanding, to the Issuer to purchase additional Mortgage Loans;

provided, however, no withdrawals from the Collateral Account shall be made on any day for the purposes set forth in clauses (iv) through (xiii) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, the issuance of Subordinated Notes on such day, the payment of Subordinated Notes maturing or matured on such day and the purchase of additional Mortgage Loans on such day, the sum of (a) the Credits Outstanding on such day and (b) the Principal Amount of all Series of Subordinated Notes including the aggregate amount, if any, of Principal Amount Charge-Offs which have not been reinstated as of such date, would not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Issuer on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Issuer on such day (to the extent not included in the definition of Credits Outstanding).

Any instruction delivered by the Issuer or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(b) shall be effective upon receipt of written instructions from an Issuer Agent or, with respect to clauses (ii) and (iii) above, a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Issuer or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(b); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (New York City time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Issuer and the Depositary to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account, in accordance with the provisions of Section 7.02.

Section 6.04 Eligible Investments. (a) Monies held in the Collateral Account shall be invested and the proceeds of investments shall be reinvested by the Collateral Agent in Eligible Investments pursuant to the written direction of the Servicer prior to the occurrence and continuation of an Event of Default. The Collateral Agent shall not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held in the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in Eligible Investments. The Collateral Agent from time to time shall provide the Issuer with statements of account relative to the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in accordance with the Collateral Agent’s customary practices. The parties recognize that the statements of account to be provided by the Collateral Agent pursuant to the immediately preceding sentence shall be derived from information to be supplied by the institution or institutions maintaining such accounts; and the Collateral Agent shall not be required to prepare any statements of account containing information which cannot be so derived and shall not be responsible for the correctness or accuracy of the information received by it.

(b) Prior to the occurrence and continuation of an Event of Default, monies held in the Collateral Account shall be invested at the direction of the Servicer in Eligible Investments having maturities of no greater than one day; provided, that if there is no Secured Liquidity Note or Extended Note then outstanding, monies held in the Collateral Account shall be invested in Eligible Investments either payable on demand or having maturities of no greater than the earlier of thirty (30) days or the next following Payment Date. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent. If any Event of Default shall have occurred and be continuing, monies held in the Collateral Account shall be invested in the Default Investment.

(c) The Collateral Agent or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment advisor with respect to certain of the Eligible Investments where it is retained by the Servicer to perform that role; or as administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Eligible Investments (provided that nothing in the foregoing shall entitle the Collateral Agent to seek or recover such compensation from the Servicer, the Issuer or any other party to the Program Documents), (ii) using Affiliates to effect transactions in certain Eligible Investments, and (iii) effecting transactions in certain Eligible Investments. The Collateral Agent does not guarantee the performance of any Eligible Investment.

Section 6.05 Reserve Fund. (a) The Collateral Agent shall establish and maintain, in the name of the Collateral Agent, for the benefit of the Secured Parties, with an Eligible Institution, a segregated, non-interest bearing trust account (the “Reserve Fund”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Reserve Fund shall at all times be an Eligible Account. The Reserve Fund shall initially be established with the Collateral Agent. An initial deposit shall be made in the Reserve Fund by the Issuer in the amount of the Required Reserve Fund Amount not later than the Initial Closing Date. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Fund and in all proceeds thereof. The Reserve Fund shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If, at any time, the institution holding the Reserve Fund ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new Reserve Fund meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Reserve Fund. The Collateral Agent, at the direction of the Issuer, shall make deposits to and withdrawals from the Reserve Fund in the amounts and at the times set forth in this Security Agreement. All withdrawals from the Reserve Fund shall be made as set forth below.

(b) Prior to the occurrence and continuation of an Event of Default, funds on deposit in the Reserve Fund shall be invested at the direction of the Servicer by the Collateral Agent in Eligible Investments. Funds on deposit in the Reserve Fund on any Payment Date, after giving effect to any withdrawals from the Reserve Fund on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date; provided, however, the Issuer shall instruct the Collateral Agent to allow for Eligible Investments to mature on a daily basis sufficient to fund anticipated withdrawals from the Reserve Fund under subsection (c) below in respect of Interim Payment Date losses on the sale of Defaulted Loans and Delinquent Loans. No Eligible Investment shall be disposed of prior to its maturity. The proceeds of any such investments shall be invested in such investments that will be payable on demand or mature so that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. If any Event of Default shall have occurred and be continuing, monies held in the Reserve Fund shall be invested in the Default Investment. The Collateral Agent shall maintain or cause to be maintained by another Eligible Institution for the benefit of the Secured Parties possession or control of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall be deposited into the Reserve Fund until the amount on deposit in the Reserve Fund equals the Required Reserve Fund Amount. On each Program Utilization Effective Date, the Collateral Agent, in accordance with the written direction of the Servicer, shall pay to the Company from amounts on deposit in the Reserve Fund, an amount equal to the amount referred to in Section 6.05(g)(ii)(x). On each Payment Date, after giving effect to the withdrawals from the Collateral Account pursuant to Section 6.03(b) hereof (and, if such date is also a Program Utilization Effective Date, after giving effect to the payment referred to in the preceding sentence), the Collateral Agent shall pay any amounts on deposit in the Reserve Fund in excess of the Required Reserve Fund Amount by depositing the same into the Collateral Account for payment to the Swap Counterparties in accordance with the priority of payments set forth in Section 2.01(b) or Section 6.03(b), as the case may be.

(c) The Collateral Agent, acting in accordance with the written directions of the Servicer, shall on each Interim Payment Date withdraw from the Reserve Fund an amount equal to the lesser of (x) the amount (each, a “Required Draw Amount”) by which the aggregate cash proceeds of sales of Delinquent Loans and Defaulted Loans on such Interim Payment Date (plus or minus the amount of any payments due under the Interest Rate Swaps on such Interim Payment Date) are less than the aggregate Outstanding Purchase Price of such Mortgage Loans, and (y) the Available Amount (exclusive of unmatured Eligible Investments) in the Reserve Fund, and deposit such amounts into the Collateral Account; provided, that such amounts may not be used to pay Reimbursable Expenses except under “Seventh” in Section 2.01(b).

(d) On each Payment Date, the Servicer, in accordance with the instructions set forth in the Servicer Report delivered to the Collateral Agent, shall calculate (i) the amount (each, a “Required Draw Amount”) equal to shortfalls in amounts received by the Issuer under the Interest Rate Swaps in respect of Delinquent Loans and Defaulted Loans for which no Monthly Advances were paid by the Servicer during such month, and (ii) the Available Amount in the Reserve Fund available to pay such amounts as specified below in this Section 6.05(d). In the event that for any Payment Date the Required Draw Amount is greater than zero, the Issuer shall give written notice to the Collateral Agent of such positive Required Draw Amount on the related Payment Date. On the Payment Date, the Required Draw Amount, if any, up to the Available Amount in the Reserve Fund, shall be withdrawn by the Collateral Agent from the Reserve Fund, deposited into the Collateral Account, and applied to pay shortfalls in amounts payable under Section 6.03(b)(ii), (v) and (vi); provided, that the Required Draw Amount shall not be used to pay Reimbursable Expenses. In addition, on each Payment Date, the Collateral Agent, in accordance with the instructions set forth in the Servicer Report, shall withdraw from the Reserve Fund any amounts payable under Section 6.03(b)(ix) hereof.

(e) If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent on behalf of the Secured Parties, any amounts remaining in the Reserve Fund shall be applied to the payment of the Obligations in the order of priority set forth in Section 2.01 hereof.

(f) Upon the payment in full of all amounts owing to the Secured Liquidity Noteholders, the Extended Noteholders, the Subordinated Noteholders and each Swap Counterparty, the Collateral Agent, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Fund and pay to the Issuer all amounts, if any, held in the Reserve Fund, and the Reserve Fund shall be deemed to have terminated for all purposes of this Security Agreement.

(g) On any day, the Issuer may elect a Program Utilization Amount, which Program Utilization Amount, subject to compliance with the following conditions (the “Program Utilization Conditions”), shall become effective as of the Program Utilization Effective Date:

(i) Other than with respect to the Initial Closing Date, the Issuer shall give one (1) Business Days’ prior written notice to the Collateral Agent, the Depositary, the SLN Placement Agents and the Swap Counterparties setting forth (x) the Program Utilization Amount it proposes to select (for purposes of this subsection (g), the “Selected Tier”), and the proposed Program Utilization Effective Date, (y) the amounts that would be payable pursuant to (ii) below if such Selected Tier were given effect to, and (z) the amount of the decrease, if any, in the Credits Outstanding pursuant to (iii) below;

(ii) (x) If the Selected Tier is less than the Program Utilization Amount then in effect, pursuant to Section 6.05(b) above, the Collateral Agent shall remit to the Company the amount by which (1) the sum of the Available Amount in the Reserve Fund plus any Unreimbursed Required Draw Amounts, exceeds (2) the Required Reserve Fund Amount for the Selected Tier, or (y), if the Selected Tier is greater than the Program Utilization Amount then in effect, the Issuer shall deposit into the Reserve Fund, from the proceeds of the Commitment Fee, an amount equal to the amount by which (1) the Required Reserve Fund Amount for the Selected Tier exceeds (2) the sum of the Available Amount in the Reserve Fund plus any Unreimbursed Required Draw Amounts;

(iii) If both (x) the Selected Tier is less than the Program Utilization Amount then in effect, and (y) the aggregate Credits Outstanding as of the proposed Program Utilization Effective Date would be greater than the Senior Notes Utilization Amount permitted for such Selected Tier, then the Issuer shall direct the Servicer to arrange for the sale of Mortgage Loans with an aggregate Outstanding Purchase Price equal the amount by which the Credits Outstanding as of the proposed Program Utilization Effective Date would exceed the Senior Notes Utilization Amount permitted for such Selected Tier, such sales to close in time to ensure that the aggregate proceeds of sale, together with the amounts (if any) payable by the Swap Counterparties pursuant to the Interest Rate Swap, shall have been deposited into the Collateral Account (as provided for herein) no later than the proposed Program Utilization Effective Date; and

(iv) The Issuer shall give written notice to the Collateral Agent, the Depositary, the SLN Placement Agents and the Swap Counterparties of the satisfaction of the conditions set forth in (i) through (iii) above, and the occurrence of the Program Utilization Effective Date.

Section 6.06 Payment of Allocated Expenses. The Collateral Agent shall establish and maintain, in the name of the Issuer, for the benefit of the Issuer, with an Eligible Institution a segregated trust account (the “Allocated Expenses Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Allocated Expenses Account shall initially be established with the Collateral Agent. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Allocated Expenses Account and in all proceeds thereof. The Allocated Expenses Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Issuer. If, at any time, the institution holding the Allocated Expenses Account ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new Allocated Expenses Account meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Allocated Expenses Account. On each Payment Date prior to giving effect to the payments pursuant to Section 6.03(b) hereof, the Collateral Agent, acting at the written direction of the Servicer, shall, from the amount of net interest collections on Mortgage Loans and Eligible Investments, make a deposit to the Allocated Expenses Account in the amount set forth in the Servicer Report received from the Servicer as the Allocated Expenses to be due and owing on such Payment Date; provided, however, that the sum of the aggregate Allocated Expenses paid during any calendar year shall never exceed the Budget Expense Limit. Allocated Expenses for any given calendar year in excess of the Budget Expense Limit shall accrue unpaid and, subsequently, shall be paid, if at all, from amounts included in the Budget Expense Limit for any subsequent calendar year as each Swap Counterparty and the Issuer may agree. The Collateral Agent, at the direction of the Issuer, shall make withdrawals from the Allocated Expenses Account in the amounts and at the times set forth in written payment instructions received from the Issuer. Upon the termination of this Agreement and the payment in full of all Allocated Expenses, the Allocated Expenses Account shall be deemed to have terminated for all purposes.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default. Each of the following events shall constitute an event of default under this Security Agreement with respect to the Senior Notes (or, if the Senior Notes have been paid in full, the Subordinated Notes) (each, an “Event of Default”):

(a) Failure on the part of the Seller or the Servicer (i) to make any payment or deposit required under the Mortgage Loan Purchase and Servicing Agreement on or before five (5) Business Days after the date such payment or deposit is required to be made; provided, however, that in respect of a breach of the covenant in Section 3.5(c) of the Mortgage Loan Purchase and Servicing Agreement, the Repurchase Trigger shall apply instead of the foregoing five (5) Business Day grace period, or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement which failure in the case of clause (ii) continues unremedied for a period of thirty (30) days after the earlier of the Issuer having actual knowledge, or written notice thereof;

(b) Any representation or warranty made by the Seller pursuant to Section 3.1 of the Mortgage Loan Purchase and Servicing Agreement proves to have been incorrect in any material respect when made, and, if such representation or warranty is correctable, which continues to be incorrect in any material respect for a period of sixty (60) days after the earlier of the Issuer having actual knowledge, or written notice thereof;

(c) The Issuer defaults in the payment of any interest on any Note when the same becomes due and payable;

(d) The Issuer defaults in the payment of any principal on any Note when the same becomes due and payable;

(e) The Issuer fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes (or, if the Senior Notes have been paid in full, the Subordinated Notes) or this Security Agreement and the failure to so comply materially and adversely affects the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the holders of the Subordinated Notes) and continues to materially and adversely affect the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the holders of the Subordinated Notes) for a period of thirty (30) days after the earlier of (i) the date on which the Issuer obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Collateral Agent or to the Issuer and the Collateral Agent by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(f) The occurrence of an Event of Bankruptcy with respect to the Issuer, the Seller, the Servicer, or the Performance Guarantor;

(g) The Issuer shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act;

(h) Any representation or warranty or statement made or deemed made by the Issuer in this Security Agreement or in any other Program Document or in any written certificate or statement made or entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect, and, if such representation, warranty or statement is capable of being corrected, continues to be incorrect in any material respect for a period of sixty (60) days after the earlier of the Issuer having actual knowledge, or written notice of such incorrect representation, warranty or statement;

(i) Failure by the Issuer to observe or perform any covenant or agreement contained in any Program Document which failure would materially and adversely affect the interests of the Secured Parties and not constituting an Event of Default under any other clause of this Section 7.01 and the continuance of such failure for thirty (30) days after the Issuer shall have obtained actual knowledge or received written notice;

(j) A Servicer Event of Default not constituting an Event of Default under any other clause of this Section 7.01 shall have occurred and be continuing and such default shall not have been cured or the Issuer shall not have replaced such Servicer in accordance with Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement for a period of sixty (60) days after the Issuer has notified the Collateral Agent of such Servicer Event of Default;

(k) The Issuer shall not be in compliance with Section 3.2, 3.4, 5.2 or 7.3 of the Trust Agreement in any material respect and such noncompliance shall continue for a period of thirty (30) days after the Issuer receives notice or has actual knowledge of such noncompliance;

(l) This Security Agreement shall cease, for any reason, to be in full force and effect in accordance with its terms;

(m) The Interest Rate Swaps shall cease, for any reason, to be in full force and effect in an aggregate maximum notional amount equal to the Program Size;

(n) [reserved];

(o) At any time the funds on deposit in the Reserve Fund shall be less than the Required Reserve Fund Amount for thirty (30) consecutive days or more;

(p) At any time (A) the ratio of the aggregate Outstanding Purchase Price of all Mortgage Loans (excluding Junior Loans) that are Delinquent Loans owned by the Issuer (including REO Property and foreclosed property) to the aggregate Outstanding Purchase Price of all Mortgage Loans (excluding Junior Loans) owned by the Issuer shall be more than two and one quarter percent (2.25%) for thirty (30) consecutive days or more, or (B) the ratio of the aggregate Outstanding Purchase Price of all Mortgage Loans (excluding Junior Loans) that are Three Payment Delinquent Loans owned by the Issuer (including REO Property and foreclosed property) to the aggregate Outstanding Purchase Price of all Mortgage Loans (excluding Junior Loans) owned by the Issuer shall be more than one percent (1.0%) for thirty (30) consecutive days or more;

(q) The failure of the Issuer to maintain an agreement (in substantially the form of Exhibit B to the Mortgage Loan Purchase and Servicing Agreement) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent Loans and non-Defaulted Loans in a Termination Event Auction, or there shall occur a withdrawal or reduction of the rating assigned to such Rated Bidder below “P-1” by Moody’s and such withdrawal or reduction continues for a period of thirty (30) days or more;

(r) The failure of any Swap Counterparty to pay amounts due and owing under its Interest Rate Swap;

(s) The occurrence of a termination event under clause (h), (p) or (r) of Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

Section 7.02 Rights of the Collateral Agent upon Default. If an Event of Default described in clause (f), (m), or (o) through (s), of Section 7.01 hereof shall have occurred and be continuing, or if an Event of Default specified in any other clause of Section 7.01 hereof shall have occurred and be continuing and the Required Senior Noteholders (or, in the event the Senior Notes have been paid in full, the Required Subordinated Noteholders) shall have given the Collateral Agent written instructions to such effect the Collateral Agent shall, by written notice to the Issuer, the holders of the Notes and the Depositary (with a copy to each SLN Placement Agent), (w) declare the principal and premium (if applicable) of and accrued or accreted interest in respect of the Senior Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any Senior Note to the contrary notwithstanding, (x) instruct the Issuer to cease purchasing Mortgage Loans and the Issuer and the Depositary to cease issuing Secured Liquidity Notes, (y) notify the Servicer, the Seller, the Indenture Trustee and each Swap Counterparty that an Event of Default has occurred, and (z) appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account to the payment in full of all outstanding Obligations, whether or not then due, in order of priority specified in Section 2.01 hereof; provided, that the Collateral Agent shall comply with the requirements of Section 5.02 hereof; provided, further, that if such Event of Default is not an Event of Default described in clause (c) or (d) of Section 7.01 hereof, or an Event of Default described in clause (f) of Section 7.01 hereof with respect to the Issuer, and so long as the Collateral Agent has not disposed of or sold all of the Assigned Collateral pursuant to Section 7.03 hereof, the amounts to be distributed pursuant to clauses Second and Third of Section 2.01(b) hereof shall be distributed, in that order, prior to the amounts to be distributed pursuant to clause First of Section 2.01(b) hereof. Any amounts obtained by the Collateral Agent on account of or as a result of the exercise by the Collateral Agent of any right of offset or banker’s lien or right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, the Collateral Account, shall be held by the Collateral Agent as additional collateral security for the repayment of the Obligations and shall be applied as provided in Sections 2.01, 5.02 and 6.03 hereof.

If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to Section 9.01 and at the direction (which direction shall be in writing) of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) shall, exercise all rights, remedies, powers, privileges and claims of the Issuer under the Mortgage Loan Purchase and Servicing Agreement or any Program Document, including the right to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase and Servicing Agreement or any Program Document, and any right of the Issuer to take such action shall be suspended.

Except as provided in Section 7.03, no holder of a Secured Liquidity Note or an Extended Note shall have any right to require the Collateral Agent to take or fail to take any action under this Security Agreement.

Section 7.03 Realization upon Collateral; Remedies. If any Event of Default specified in Section 7.01 hereof shall have occurred and be continuing, the Collateral Agent may, and at the direction (which direction shall be in writing) of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) shall, subject to the proviso in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement, exercise any rights and remedies available to it under applicable law, including taking possession of the Collateral and leasing, assigning, optioning, discounting, disposing of or selling the whole, or from time to time any part of, the Collateral by private or public sale or sales in such order or otherwise in such manner as the Collateral Agent may reasonably elect in its sole discretion; provided, that any such sale shall be conducted in a commercially reasonable manner; provided further, that from and after the date of an Event of Default, in the event of a sale or disposition of a Defaulted Loan, a Delinquent Loan or a portfolio of Defaulted Loans and/or Delinquent Loans (each, a “Pool”), the Collateral Agent shall use commercially reasonable efforts to obtain three or more bids for each such Defaulted Loan, Delinquent Loan; provided, however, that such bids shall be received within ten (10) Business Days of one another. The Collateral Agent shall promptly notify the Subordinated Note Representative, if any, of the highest bid price obtained on each such Defaulted Loan, Delinquent Loan or Pool and the Subordinated Note Representative, if any, shall have up to two (2) Business Days from the time of notification to elect to purchase such Defaulted Loan, Delinquent Loan or Pool at a price at least equal to 102% of such highest bid price but in no event more than the amount of the Outstanding Purchase Price of such Mortgage Loan or Mortgage Loans (plus accrued interest thereon) after giving effect to amounts payable by the Swap Counterparties with respect to the sale of such Mortgage Loan or Mortgage Loans (the “Purchase Price”). If the Subordinated Note Representative elects to purchase such Defaulted Loan, Delinquent Loan or Pool within such two Business Day time period, the Subordinated Note Representative shall pay the Purchase Price for such Defaulted Loan, Delinquent Loan or Pool within two (2) Business Days of the date of such election. In the event that the Subordinated Note Representative fails to pay such Purchase Price or fails to affirmatively elect to purchase such Defaulted Loan, Delinquent Loan or Pool, in either case, within the applicable two Business Day time period, the Collateral Agent shall have the right to sell such Defaulted Loan, Delinquent Loan or Pool to the highest bidder. Without limitation of the Servicer’s obligations under Section 3.5(g) of the Mortgage Loan Purchase and Servicing Agreement, the Collateral Agent shall use commercially reasonable efforts to arrange sales such that all Defaulted Loans and Delinquent Loans are sold within the same applicable timeframe as is set forth in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement for non-Delinquent Loans and non-Defaulted Loans, and, in any event prior to the Final Maturity of the Notes. The Collateral Agent may use the services of an investment bank in connection with any such sale.

The Collateral Agent shall have, with respect to the Collateral, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Security Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the UCC of the relevant jurisdictions relating to the Collateral, and it is expressly agreed that if the Collateral Agent should proceed to dispose of, utilize or sell the Collateral, or any part thereof, in accordance with the provisions of relevant versions of the UCC, ten (10) Business Days’ notice by the Collateral Agent to the Issuer shall be deemed to be reasonable notice under any such provision requiring such notice.

The Issuer hereby expressly agrees that no notice of any sale or disposition of any Eligible Investments need be given. Any sale or other disposition of Collateral by the Collateral Agent may be made on such commercially reasonable terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale conducted in accordance with this Security Agreement. The Collateral Agent, any Swap Counterparty, or the holders of the Senior Notes may buy any Collateral at any public sale conducted in accordance with this Security Agreement free of any right or equity of redemption of the Issuer, which right or equity is hereby waived or released.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its accounts generally, subject to Section 9-207 of the UCC. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral, provided that it has acted in accordance with the instructions of the Secured Parties and in compliance with applicable law and this Security Agreement.

Section 7.04 Waiver of Stays, etc. To the full extent that the Issuer may lawfully so agree, the Issuer agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Security Agreement in accordance with its terms or the absolute sale of any portion of or all of the Collateral in accordance with this Security Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Security Agreement, and the Issuer, for itself and all who may claim under the Issuer, as far as the Issuer now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

ARTICLE VIII

ADDITIONAL COLLATERAL DISPOSITION PROVISIONS

Section 8.01 Disposition of Mortgage Loans. (a) Upon two (2) Business Days’ notice to the Collateral Agent, the Servicer may arrange for the sale of one or more Mortgage Loans and the Custodian in accordance with the Custodial Agreement shall deliver each Mortgage Note, Mortgage and Assignment of Mortgage in respect of each Mortgage Loan being sold to the purchaser on a delivery versus payment basis, or, in the case of a whole-loan sale against delivery of a duly executed bailee letter (which payment shall be made directly to the Collateral Account in accordance with Section 4.6(b) of the Mortgage Loan Purchase and Servicing Agreement). The Collateral Agent shall deposit all payments received by it from the Servicer in connection with the sale from time to time of Mortgage Loans into the Collateral Account.

(b) The Servicer shall arrange for sales of Mortgage Loans owned by the Issuer to allow compliance with Section 4.03(h) hereof and Section 4.1(a)(i) of the Mortgage Loan Purchase and Servicing Agreement.

Section 8.02 Release of Security Interest. Any reduction in the amounts on deposit in the Reserve Fund and the sale or disposition of any Mortgage Loans in accordance with Section 8.01 shall result in a release of the security interest in such reduction amount and such Mortgage Loans granted pursuant to Section 5.01(i) and (iii) hereof. In the case of any sale or disposition of Mortgage Loans by the Issuer, the security interest granted hereunder in such Mortgage Loans shall be released concurrent with such sale or disposition. The remaining portion of the amounts on deposit in the Reserve Fund and Mortgage Loans not sold or otherwise disposed of shall remain subject to this Security Agreement in all respects.

Section 8.03 Termination Event Auction and Principal Paydown Auction. In the event a Termination Event under the Mortgage Loan Purchase and Servicing Agreement or other event requires that a Termination Event Auction or Principal Paydown Auction be conducted pursuant to Section 11.2 or Section 4.1(a) of the Mortgage Loan Purchase and Servicing Agreement, the Collateral Agent hereby agrees to perform, on behalf of the Secured Parties, those actions which it is called upon to perform in such Section 11.2 or Section 4.1(a).

ARTICLE IX

THE COLLATERAL AGENT

Section 9.01 Appointment and Powers of Collateral Agent. The Issuer and the Secured Parties hereby appoint the Collateral Agent to take such action and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties as agent hereunder by or through agents, nominees, attorneys, Affiliates or employees and shall be entitled to retain experts (including counsel which may be counsel to the Issuer) and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Collateral Agent and each Secured Party is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Secured Party or impose on the Collateral Agent any obligations other than those for which express provision is made herein. Holders of the Secured Liquidity Notes, by their acceptance of their Secured Liquidity Notes (or a beneficial interest therein), holders of the Extended Notes, by their acceptance of their Extended Notes (or a beneficial interest therein), and holders of the Subordinated Notes, by their acceptance of their Subordinated Notes (or a beneficial interest therein), consent to the appointment of the Collateral Agent or any successor Collateral Agent hereunder.

Except as required by the specific terms of this Security Agreement, the Collateral Agent shall have no duty (of a fiduciary nature or otherwise) to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder, unless directed to do so by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders) (and shall be fully protected in acting or refraining from acting pursuant to such directions or lack of directions which shall be binding on the Secured Parties), and shall not, except as expressly provided herein, without the prior approval of the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders), consent to any material departure by the Issuer from the terms hereof or of any other agreement or instrument relating to the Assigned Collateral, waive any default on the part of the Issuer under the terms hereof or under the Assigned Collateral or amend, modify, supplement or terminate, or agree to any surrender of, this Security Agreement or the Assigned Collateral, the Collateral Account or the Deposited Funds, except as expressly provided herein; provided, that the foregoing limitation on the authority of the Collateral Agent is for the benefit of the Secured Parties and shall not impose any obligation on the Issuer to investigate or inquire into the authority of the Collateral Agent in any circumstances, and the Issuer shall be fully protected in carrying out any request, direction or instruction made or given to the Issuer by the Collateral Agent in the exercise of any right, power, remedy or privilege granted to the Collateral Agent hereby, receiving or acting upon any consent or waiver granted to the Issuer hereunder by the Collateral Agent, or entering into any amendment or modification of, or supplement to, this Security Agreement, and the Issuer shall not be subject to the claims of any Secured Party by reason of the lack of authority of the Collateral Agent to take any such action nor shall the lack of authority on the part of the Collateral Agent in any circumstances give rise to any claim on the part of the Issuer against such Secured Party; provided further, that the Collateral Agent shall not be required to take any action which is contrary to this Security Agreement or any other agreement or instrument relating to the Assigned Collateral or applicable law.

Neither the Collateral Agent, nor any of its respective directors, officers, employees, Affiliates or agents, shall be liable to any Secured Party or the Issuer for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its own gross negligence, fraud, bad faith or willful misconduct; nor shall the Collateral Agent be responsible to any other Secured Party for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Security Agreement or any other document furnished pursuant hereto or in connection herewith, or of the Collateral (or any part thereof). In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits). Without limiting the generality of the foregoing, the Collateral Agent (i) makes no warranty or representation to any Secured Party (other than as set forth in Section 3.04) and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with this Security Agreement or any other document relating to the Collateral, and (ii) shall not have any duty, except as expressly provided herein, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Security Agreement, any other Program Document or any other agreements or instruments relating to the Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Collateral.

In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in such reliance, on any communication, direction, instrument, resolution, certificate, affidavit, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Event of Default hereunder shall have occurred and be continuing, unless a Trust Officer of the Collateral Agent charged by the Collateral Agent with the administration of any of its obligations under this Security Agreement or with knowledge of and familiarity with the Collateral Agent’s obligations under this Security Agreement has actual knowledge thereof or the Collateral Agent has received written notice from the Secured Parties or the Issuer that they consider that such an Event of Default has occurred and is continuing and specifying the nature thereof. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement upon the advice of counsel or unless the Collateral Agent shall be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Nothing herein shall require the Collateral Agent to risk or expend its own funds, or to make advances. The Collateral Agent may accept deposits from, lend money to and generally engage in any kind of business with the Issuer and its Affiliates as if it were not the agent of the Secured Parties.

The Collateral Agent may consult with counsel, and the advice of such counsel or any opinion of counsel as to matters of law shall be full and complete authorization and protection to such extent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or Affiliates. The Assigned Collateral held by the Collateral Agent in trust hereunder need not be segregated from other collateral except to the extent required by law or the specific provisions hereof. Unless otherwise specified herein, the Collateral Agent shall be under no obligation to invest money received by it hereunder and shall have no liability for interest on any such money. The Collateral Agent shall not be responsible for recording, re-recording, filing or re-filing this Security Agreement, or any amendment hereto or any financing statement or continuation statement.

The Collateral Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Security Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Security Agreement, unless such Secured Parties shall have offered to the Collateral Agent reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Collateral Agent hereby acknowledges that it has been notified of the terms of Section 4.25 of the Mortgage Loan Purchase and Servicing Agreement, and is hereby specifically authorized and directed by the Secured Parties to comply with any notice submitted to it regarding reimbursement of Monthly Advances and/or Servicing Advances to an Advancing Person (as defined in that Section) (or nominee), as contemplated by and given in compliance with that Section.

Section 9.02 Successor Collateral Agent. The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered to the Issuer, the Indenture Trustee and the Depositary, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of the Issuer. Subject to the provisions of Section 9.03 hereof, the Issuer shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or in the absence of any such requirements, without other formality than appointment and designation in writing; provided, however, that no such appointment shall be effective until receipt of written consent of each Swap Counterparty and written confirmation from the Rating Agencies that such appointment would not result in the reduction or withdrawal of its then current rating, if any, of the Secured Liquidity Notes, the Extended Notes or the Subordinated Notes. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Security Agreement, and the delivery to such successor Collateral Agent of the Assigned Collateral, any Deposited Funds and documents and instruments then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the Collateral Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Assigned Collateral, any Deposited Funds and documents and instruments then held by such Collateral Agent shall have been transferred or delivered to the successor Collateral Agent, until all Deposited Funds held in the Collateral Account (if maintained with the retiring Collateral Agent) shall have been transferred to a new Collateral Account, and until such retiring Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments substituting such successor Collateral Agent as attorney-in-fact of the Issuer for purposes of this Security Agreement and assigning the retiring Collateral Agent’s security or other interest in the Assigned Collateral, the Collateral Account, the Deposited Funds and Eligible Investments to the successor Collateral Agent. If no successor Collateral Agent shall be appointed, as aforesaid, or if appointed, shall not have accepted its appointment, within thirty (30) days after resignation or removal of the retiring Collateral Agent, then, subject to the provisions of Section 9.03 hereof, the Collateral Agent may at the expense of the Issuer petition a court of competent jurisdiction to appoint a successor Collateral Agent. Each such successor Collateral Agent shall provide the Issuer with its address and telephone and telecopier numbers to be used for purposes of Section 11.04 hereof, in a notice complying with the terms of said Section. Notwithstanding the resignation or removal of any Collateral Agent hereunder, the provisions of this Article IX shall continue to inure to the benefit of such Collateral Agent in respect of any action taken or omitted to be taken by such Collateral Agent in its capacity as such while it was Collateral Agent under this Security Agreement.

Subject to Section 9.03 hereof, any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent as a result of any of the foregoing shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or succession is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.03 Qualifications of Collateral Agent; Collateral Account. (a) Any Collateral Agent at any time acting hereunder must at all times be a commercial bank or trust company having its principal office in the District of Columbia or one of the States located in the United States, be authorized to accept deposits and offer checking account facilities, have capital and surplus of at least $100,000,000 and have a long-term unsecured debt rating from each of Moody’s and S&P and, if rated by Fitch, Fitch in one of its generic credit rating categories which signifies investment grade.

(b) The Collateral Account, if not held by the Collateral Agent, shall be held by a commercial bank or trust company meeting the qualifications of the Collateral Agent set forth in Section 9.03(a). The Collateral Account shall at all times be an Eligible Account.

Section 9.04 Instructions. In any instance in which the Collateral Agent is permitted to take action hereunder or under the Program Documents, the Collateral Agent shall, except as expressly provided herein or in the Indenture, act in accordance with the written instructions received, if any, from the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders).

Section 9.05 Duties of Collateral Agent. The Collateral Agent shall have no duty to monitor the Servicer nor any liability for the actions or inactions of the Servicer, provided that nothing in this Section 9.05 shall excuse the Collateral Agent from performing its obligations under this Agreement.

ARTICLE X

AMENDMENTS, MODIFICATIONS,

WAIVERS AND CONSENTS

Section 10.01 Execution of Amendments, etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Security Agreement, nor any consent to any departure by the Issuer from any provision of this Security Agreement, shall be effective unless such amendment, modification, supplement, termination or waiver shall be in writing and signed by each Swap Counterparty (such consent not to be unreasonably withheld), the Collateral Agent and the Issuer; and Rating Agency Confirmation with respect to such action shall have been given. Any waiver of any provision of this Security Agreement, and any consent to any departure by the Issuer from the terms of any provision of this Security Agreement, shall be effective (i) only in the specific instance and for the specific purpose for which given and (ii) after the Issuer has provided prior notice thereof to the Rating Agencies. No notice to or demand upon the Issuer in any instance hereunder shall entitle the Issuer to any other or further notice or demand in similar or other circumstances.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Sale of Certain Collateral. The Issuer recognizes that the Collateral Agent may be unable to effect a public sale of the Assigned Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, and instead may resort to one or more private sales of the Assigned Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such security for their own account for investment and not with a view to the distribution or resale thereof. The Issuer acknowledges and agrees that any such private sale or sales may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private sale or sales made in an otherwise commercially reasonable manner shall not be deemed commercially unreasonable solely because of the private nature of such sale or sales. The Collateral Agent is hereby authorized to use the services of an investment bank, in connection with any such sale. The Collateral Agent and the Secured Parties shall be under no obligation to delay a sale of any of the Assigned Collateral for the period of time necessary to permit the issuer of any securities to register them for public sale under the Securities Act or under applicable state securities laws, even if such issuers would agree to do so.

Section 11.02 Further Assurances. The Issuer agrees that it will join with the Collateral Agent in executing and, at its own expense, filing and re-filing such financing statements, amendments thereto, continuation statements and other documents (including this Security Agreement) in such offices as may be necessary or appropriate and wherever required in order to perfect and preserve the rights and interests granted to the Collateral Agent hereby, and hereby authorizes the Collateral Agent to arrange for the filing of financing statements and amendments thereto and continuation statements relative to all or any part thereof without further authorization of the Issuer where permitted by law, and agrees to do such further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as are necessary to carry into effect the purposes of this Security Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder (including as the Collateral Agent or any Swap Counterparty may request). Notwithstanding the foregoing, the Collateral Agent shall have no obligation in respect of the filing, re-filing, recording or monitoring of any financing statements, amendments thereto, or continuation statements, or of any other similar document or instrument relating to the security interest granted herein.

Section 11.03 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Collateral Agent, whether at law, in equity or otherwise.

Section 11.04 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing (including by electronic or facsimile transmission) and shall be sent by prepaid first class mail, personally delivered or sent by guaranteed overnight delivery or by electronic or facsimile transmission (to be followed by prepaid first class mail, personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Purchase Agreement on the date that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 11.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.04, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at their respective addresses (or to their respective facsimile numbers) indicated on Schedule II hereto, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on Schedule II hereto.

Section 11.05 Fees, Costs and Expenses, etc. The Issuer shall pay the Collateral Agent such fees for its services as shall be agreed upon by the Issuer and the Collateral Agent, provided however that the annual fees (which shall not include extraordinary fees) shall not exceed 0.01% per annum on the weighted average Outstanding Program Amount. Subject to Section 2.01, Section 6.03 and Section 6.06, the Issuer hereby agrees to (a) pay or reimburse the Collateral Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Security Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent, (b) reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses (excluding expenses solely attributable to internal overhead) incurred by the Collateral Agent in connection with the enforcement of or preservation of any rights under this Security Agreement, (c) pay, indemnify, and hold the Collateral Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp and other documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Security Agreement, and any such other documents, and (d) indemnify and hold harmless the Owner Trustee, the Collateral Agent and their respective officers, directors, employees and agents against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Owner Trustee or the Collateral Agent, relating to or arising out of this Security Agreement or under the other Program Documents, or by the Owner Trustee or the Collateral Agent (as applicable) relating to or arising out of the enforcement of this Security Agreement or the preservation of any of its rights to the Assigned Collateral, the Collateral Account or any Deposited Funds; provided, that the Owner Trustee or the Collateral Agent (as applicable) shall not have the right to be indemnified hereunder for its own gross negligence, fraud, bad faith or willful misconduct. If the Issuer shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Issuer contained herein or repeated and reaffirmed herein shall be breached, the Collateral Agent may, with the consent of the Required Senior Noteholders (or if the Senior Notes have been paid, then the Required Subordinated Noteholders) (but shall not be obligated to), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Collateral Agent shall be repayable to it by the Issuer. Subject to Section 2.01, Section 6.03 and Section 6.06, amounts payable to the Collateral Agent pursuant to this Section 11.05 shall be paid as follows: (A) if the Collateral Agent provides the Issuer with notice of such amounts on or before the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amounts on the Payment Date occurring in the immediately succeeding calendar month and (B) if the Collateral Agent provides such notice after the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amounts on the Payment Date occurring in the calendar month after the month in which the demand was made. The obligations of the Issuer under this Section 11.05 shall survive the resignation or removal of the Collateral Agent and the termination of this Security Agreement and the discharge of the other obligations of the Issuer hereunder and shall also survive the termination of the Indenture in accordance with its provisions.

Section 11.06 Collateral Agent Appointed Attorney-in-Fact. The Issuer hereby appoints the Collateral Agent its attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Issuer, as the Collateral Agent, the Swap Counterparties or the holders of the Senior Notes may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

Section 11.07 Termination. Except as expressly otherwise provided herein, this Security Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate when (a) all Obligations shall have been fully paid and satisfied, and (b) all Notes shall have been fully paid and satisfied, at which time the Collateral Agent shall, at the written request of the Issuer, reassign (without recourse upon, or any warranty whatsoever by, the Collateral Agent), and deliver to the Issuer all Assigned Collateral and documents then in the custody or possession of the Collateral Agent and, if so requested by the Issuer, shall execute and deliver to the Issuer for filing in each office in which any financing statement relative to the Assigned Collateral or the agreements relating thereto or any part thereof shall have been filed, a termination statement under the UCC releasing the Collateral Agent’s interest therein, and such other documents and instruments as the Issuer may reasonably request, all without recourse upon or warranty whatsoever by, the Collateral Agent, and at the cost and expense of the Issuer.

The Issuer and the Collateral Agent hereby agree that, if any Deposited Funds remain on deposit in the Collateral Account after the payment in full of all of the Obligations, such amounts shall, at the written request of the Issuer, be released by the Collateral Agent and paid to the Servicer.

Section 11.08 Successors and Assigns; Benefit of Agreement. This Security Agreement shall be binding upon and inure to the benefit of the Issuer and the Secured Parties and their respective successors and assigns; provided, however, that the Issuer may not assign any of its rights or obligations hereunder except with the prior written consent of the Collateral Agent (on behalf of the holders of the Senior Notes), each Swap Counterparty, each of the Rating Agencies and each Subordinated Noteholder. This Security Agreement shall also inure to the benefit of the holders of the Notes, which are hereby expressly declared to be third party beneficiaries hereof. Subject to the foregoing, no Person not a party to this Security Agreement shall be deemed to be a third party beneficiary hereof nor shall any Person be empowered to enforce the provisions of this Security Agreement, except as set forth in the preceding sentence, or in Section 11.17, and to the extent such Person becomes a permitted successor or assign hereunder.

Section 11.09 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS SECURITY AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11.10 Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Security Agreement.

Section 11.11 Section Headings. Section headings used in this Security Agreement are for convenience only and shall not affect the construction of this Security Agreement.

Section 11.12 Non-petition Covenant. Notwithstanding any prior termination of this Security Agreement, the Collateral Agent as such shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the last rated obligation of the Issuer including but not limited to the last Secured Liquidity Note, Extended Note and Subordinated Note outstanding, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, owner trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This Section 11.12 shall survive the termination of this Security Agreement.

Section 11.13 Severability. In case one or more of the provisions contained in this Security Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Security Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 11.14 Entire Agreement. The parties hereto agree that the applicable provisions of the Side Letter shall form a part of, and be included in, this Security Agreement for all purposes, as though set forth herein. This Security Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

Section 11.15 Limited Recourse to the Issuer. Notwithstanding anything to the contrary contained herein, all Obligations of the Issuer shall be payable by the Issuer only to the extent of funds available therefor under Sections 2.01 6.03, and 6.06, and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim, as defined under Section 101 of the Bankruptcy Code, against the Issuer to the extent of such unavailability or insufficiency until such time as the Issuer has assets sufficient to pay such prior deficiency. This Section 11.15 shall survive the termination of this Security Agreement.

Section 11.16 No Recourse. The obligations of the Issuer hereunder are solely the obligations of the Issuer and no recourse shall be had with respect to this Security Agreement, any of the obligations of the Issuer hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Security Agreement against any employee, officer, settlor, Affiliate, agent or servant of the Issuer. This Section 11.16 shall survive the termination of this Security Agreement.

Section 11.17 Third Party Beneficiary. The parties hereto agree that each Swap Counterparty shall be an express third party beneficiary of this Security Agreement, and entitled to enforce any rights granted to it hereunder, except to the extent of its rights as a Secured Party (which rights shall be enforced by the Collateral Agent on its behalf).

Section 11.18 No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Security Agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Security Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

VON KARMAN FUNDING TRUST

By: CHRISTIANA BANK & TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By: /s/ James M. Young
Name: James M. Young
Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

By: /s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Vice President